UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OMNICARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2007

The Annual Meeting of Stockholders of Omnicare, Inc. (the “Company”) will be held at The Embassy Suites-RiverCenter, 10 East RiverCenter Boulevard, Covington, Kentucky, on Friday, May 25, 2007 at 11:00 a.m. local time. The purpose of the Annual Meeting is to consider and act upon:

(1)	the election of eight Directors;

(2)	the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2007; and

(3)	any other business as may properly be brought before the meeting.

Stockholders of record at the close of business on April 3, 2007 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

By Order of the Board of Directors

CHERYL D. HODGES
Secretary

Covington, Kentucky

April 27, 2007

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE TAKE A MOMENT TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

OMNICARE, INC.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company” or “Omnicare”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 25, 2007, and any postponement or adjournment of the meeting (the “Annual Meeting”).

Stockholders Entitled to Vote

Stockholders of record as of the close of business on April 3, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting. As of such date, the Company had outstanding 121,536,002 shares of its common stock, par value $1 per share (“Common Stock”), having one vote per share.

Proxies and Voting Procedures

Many stockholders may not be able to attend the Annual Meeting and, therefore, need to be represented by proxy. As an alternative to voting in person at the Annual Meeting, stockholders may vote by completing the proxy card and mailing it back in the prepaid envelope.

To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. If your shares of Common Stock are held by a broker, the broker will ask you how you want your shares to be voted at the Annual Meeting. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending upon the type of proposal. For some proposals, such as the election of Directors and the ratification of the appointment of the independent public accounting firm, the broker may vote your shares at its discretion. But for other proposals, the broker may not vote your shares at all. When that happens, it is called a “Broker Nonvote.” Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as Directors the eight persons named below and (2) to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2007.

This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 27, 2007.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company at the address set forth above, by delivering a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

ELECTION OF DIRECTORS

In accordance with the Company’s Second Amended and Restated By-Laws (“By-Laws”), by resolution the Board has set the size of the Board at eight members. Directors are elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election as Directors at the Annual Meeting the eight persons named below. Set forth below is a description of each nominee’s principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a Director is currently a Director of the Company.

A stockholder may nominate a candidate for election as a Director if the stockholder provides timely proper written notice of the nomination to the Secretary of the Company in advance of the meeting, as more fully set forth below under the caption “Stockholder Proposals for 2008 Annual Meeting—Stockholder Nomination of a Candidate for Election as a Director.” The Board will also consider candidates recommended by stockholders if the recommendation is made in accordance with the procedures set forth below under the caption “Governance of the Company and Board Matters—Selection of Nominees for the Board.”

Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed below. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board and for the remaining nominees (except where a proxy withholds authority with respect to the election of Directors). The eight nominees receiving the greatest number of votes at the Annual Meeting will be elected Directors.

Nominees

Edward L. Hutton Director since 1981 Age: 87	Mr. Hutton has been Chairman of the Board of the Company since May 2003. In May 2003, the Company amended its By-Laws to create the non-executive position of Chairman of the Board. Prior to May 2003, Mr. Hutton served in an executive position, as Chairman of the Company, from 1981. He is also Chairman of the Board and a Director of Chemed Corporation, Cincinnati, Ohio (a diversified public corporation with interests in plumbing, drain cleaning and hospice services) (“Chemed”) and has held these positions since May 2004 and April 1970, respectively. Prior to May 2004, Mr. Hutton had served as executive Chairman of Chemed since November 1993. Previously, he was President and Chief Executive Officer of Chemed, positions he had held from April 1970 to November 1993, and was Chairman and Chief Executive Officer of Chemed from November 1993 until May 2001.

Joel F. Gemunder Director since 1981 Age: 67	Mr. Gemunder is President and Chief Executive Officer of the Company and has held these positions since May 1981 and May 2001, respectively. Mr. Gemunder was an Executive Vice President of Chemed and Group Executive of its Health Care Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a Director of Chemed and Ultratech, Inc. (a manufacturer of photolithography equipment for the computer industry).

John T. Crotty Director since 2004 Age: 69	Mr. Crotty is Managing Partner of CroBern Management Partnership LLP, Lake Bluff, Illinois (a healthcare investment and advisory firm) and retired President and Chief Executive Officer of CroBern Inc. (a healthcare consulting and advisory firm), both firms he co-founded in 1986. Previously, he held several senior management positions during 19 years with American Hospital Supply Corporation. Mr. Crotty is a Director of Owens and Minor, Inc. (a distributor of medical and surgical supplies).

Charles H. Erhart, Jr. Director since 1981 Age: 81	Mr. Erhart retired as President of W.R. Grace & Co., Columbia, Maryland (an international specialty chemicals, construction and packaging company) (“Grace”) in August 1990. He had served as President since July 1989. From November 1986 to July 1989, he was Chairman of the Executive Committee of Grace. From May 1981 to November 1986, he served as Vice Chairman and Chief Administrative Officer of Grace. Mr. Erhart is a Director of Chemed.

Sandra E. Laney Director since 1987 Age: 63	Ms. Laney is Chairman and Chief Executive Officer of Cadre Computer Resources Co., Cincinnati, Ohio (a network security services company), positions she has held since September 2001. Previously she served as Executive Vice President and Chief Administrative Officer of Chemed from May 2001 and May 1991, respectively, until March 2003. From November 1993 until May 2001, she held the position of Senior Vice President of Chemed. From May 1984 to November 1993, she was a Vice President of Chemed. Ms. Laney is a Director of Chemed.

Andrea R. Lindell, Ph.D., RN Director since 1992 Age: 63	Dr. Lindell is Dean and a Professor of the College of Nursing at the University of Cincinnati, a position she has held since December 1990. Dr. Lindell is also Associate Senior Vice President of the Medical Center at the University of Cincinnati, a position she has held since July 1998. From September 1994 to June 2002, she also held an additional position as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati. From August 1981 to August 1990, Dr. Lindell served as Dean and a Professor of the School of Nursing at Oakland University, Rochester, Michigan. In addition, from September 1977 until August 1981, Dr. Lindell also held the position of Chair, Department of Nursing, of the University of New Hampshire, Durham, New Hampshire.

John H. Timoney Director since 2000 Age: 73	Mr. Timoney is a retired executive of Applied Bioscience International Inc. (a contract research organization serving the pharmaceutical and biotechnology industries that was acquired by Pharmaceutical Product Development, Inc. in 1996) (“Applied Bioscience”), where he held a number of senior positions from 1986 through 1996, including Vice President, Chief Financial Officer and Treasurer. He was also a Director of Applied Bioscience from September 1986 through June 1995. Mr. Timoney has also held financial and executive positions with IMS Health Incorporated (a market research firm serving the pharmaceutical and healthcare industries), Chemed and Grace.

Amy Wallman Director since 2004 Age: 57	Ms. Wallman is a retired audit partner with Ernst & Young International (a public accounting and professional services firm), a position she held from 1984 to July 2001. From 1995 to 2001, she also served as Health Care Industry Leader in Ernst & Young’s healthcare practice based in New York, New York.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PERSONS NOMINATED BY THE BOARD.

GOVERNANCE OF THE COMPANY AND BOARD MATTERS

Corporate Governance Guidelines

The Board first adopted the Omnicare, Inc. Corporate Governance Guidelines (the “Guidelines”) in May 2004. The Guidelines reflect the principles by which the Company will operate. The Guidelines provide that the Board is elected by the stockholders to provide oversight and guidance to senior management with a view to increasing stockholder value over the long term and that the core responsibility of the Board is to exercise its fiduciary duties to act in the best interests of Omnicare and its stockholders. The Guidelines cover various topics, including, but not limited to, Director independence, Board and committee composition, Board operations, Director compensation and leadership development. The Nominating and Governance Committee of the Board is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines. A copy of the Guidelines is available at the Company’s Web site (www.omnicare.com) and may also be obtained upon request from the Company’s Corporate Secretary.

Independent Directors

The Guidelines provide that a majority of the members of the Board must be “independent” under the criteria set forth in the New York Stock Exchange (“NYSE”) listing standards and require the Board to affirmatively determine on an annual basis as to each Board member whether he or she is independent. The criteria for determining independence set forth in the NYSE listing standards are the same categorical standards the Board and the Nominating and Governance Committee will use in determining independence.

Pursuant to the NYSE listing standards for determining those Directors that are independent, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In addition:

(i) A Director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.

(ii) A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a Director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

(iii) A Director who is or whose immediate family member is a current partner of a present or former internal or external auditor of the Company; a Director who is a current employee of such firm; or a Director who has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice is not “independent.” Also, a Director who was or whose immediate family member was a partner or employee of such firm and personally worked on the Company’s audit, but is no longer a partner or employee, is not “independent” until three years after the end of such affiliation or employment has ended.

(iv) A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v) A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board and the Nominating and Governance Committee of the Board undertake a review of Director independence each year and have completed such a review in preparation for the Annual Meeting. During the review, the Board and the Nominating and Governance Committee considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption “Certain Relationships and Transactions” below. The Board and the Nominating and Governance Committee also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board and the Nominating and Governance Committee have affirmatively determined that, under the Guidelines and the NYSE listing standards, the following Directors, constituting a majority of the Directors nominated for election at the Annual Meeting, are independent of the Company and its management: Messrs. Crotty, Erhart and Timoney, Dr. Lindell and Ms. Wallman. Messrs. Hutton and Gemunder are not considered independent because of their employment by the Company. Ms. Laney is not considered independent because of her spouse’s employment by the Company. See “Certain Relationships and Transactions.”

Committees of the Board, Committee Charters and Meetings

In 2006, the Board had standing the Audit Committee, the Compensation and Incentive Committee (the “Compensation Committee”), the Nominating and Governance Committee and the Executive Committee. With the exception of the Executive Committee, all of the committees were comprised in 2006 (and continue to be comprised) solely of Directors who are independent within the meaning of the Guidelines and the NYSE listing standards. The Charters for each of the Company’s committees are available at the Company’s Web site (www.omnicare.com) and copies may also be obtained upon request from the Company’s Corporate Secretary. The table below shows current membership for each of the committees of the Board.

Director	Audit	Compensation and Incentive	Nominating and Governance	Executive
Edward L. Hutton				Chair
Joel F. Gemunder				✓
John T. Crotty		✓	✓
Charles H. Erhart, Jr.	✓(a)	✓	Chair	✓
Sandra E. Laney
Andrea R. Lindell	✓	Chair
John H. Timoney	Chair		✓
Amy Wallman	✓

(a)	The Board has determined that Mr. Erhart is qualified and has been designated as an audit committee financial expert within the meaning of the regulations of the United States Securities and Exchange Commission (the “SEC”), and the Board has determined that he has relevant accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Audit Committee. Under its Charter, the Audit Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors. The Audit Committee reviews and approves in advance all audit, audit-related and non-audit services performed by the independent auditors (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with the Company’s management regularly to consider the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial reports to the public. The Audit Committee also meets with the independent auditors and with the Company’s financial personnel and internal auditors regarding these matters. Both the Company’s independent auditors and the internal auditors meet regularly with the Audit Committee in private and have unrestricted access to the Audit Committee. The Audit Committee examines the independence and performance of the Company’s independent auditors as well as the performance of the Company’s internal audit function. In addition, among its other responsibilities, the Audit Committee reviews the Company’s critical accounting policies and the Company’s annual and quarterly reports on Forms 10-K and 10-Q, respectively. See “Report of the Audit Committee of the Board” for additional information.

Compensation and Incentive Committee. Under its Charter, the Compensation Committee’s principal responsibilities are to administer the Company’s compensation plans under which stock may be issued to Directors and executive officers, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, to approve the Chief Executive Officer’s compensation, to review and approve recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, and to report on executive compensation in the Company’s proxy statement.

Nominating and Governance Committee. Under its Charter, the Nominating and Governance Committee’s principal responsibilities are to identify individuals qualified to become Directors, to recommend to the Board nominees for election as Directors by stockholders or to fill vacancies in the Board, to recommend to the Board the appointment of Directors to Board committees, to develop and recommend to the Board a set of Corporate Governance Guidelines and to review the Guidelines annually to ensure that they are appropriate for the Company and comply with applicable laws, regulations and listing standards, to recommend any desirable changes in the Guidelines to the Board, to recommend other activities to the Board relating to corporate governance and to develop and recommend to the Board, and to oversee the administration of, an annual self-evaluation process for the Board and its committees.

Executive Committee. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or under the By-Laws may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board meeting.

Attendance at Board, Committee and Annual Meeting. In 2006, the Board met 15 times, the Audit Committee met 16 times, the Compensation Committee met 11 times, the Nominating and Governance Committee met three times and the Executive Committee met eight times. In 2006, each Director, attended more than 75% of the meetings of the Board and of the Committees on which he or she served.

All members of the Board are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders of the Company. All Directors attended the Company’s Annual Meeting in 2006.

Selection of Nominees for the Board

The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company, such as an understanding of the healthcare industry and practices, the needs of the elderly, technology, finance, accounting, marketing or international matters—all in the context of an assessment of the needs of the Board at a particular time. Directors should be willing and able to devote the required amount of time to Company affairs.

When seeking candidates for Director, the Nominating and Governance Committee may solicit suggestions from incumbent Directors, management and others. Additionally, the Company engages a third-party executive search firm. The third-party executive search firm assists the Committee and the Board in the identification of suitable potential candidates and the initial screening of candidates by, among other things, conducting personal interviews and background checks. After conducting an initial evaluation of a candidate and depending upon the needs of the Board, the Committee may interview the candidate if it believes the candidate might be a valuable addition to the Board. The Committee may also require the candidate to meet with management. If, based on, among other things, the needs of the Board and the experience and other qualities of other prospective candidates, the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s nomination.

Pursuant to its policy regarding the consideration of any Director candidates recommended by stockholders, the Nominating and Governance Committee will consider candidates for Director recommended by stockholders applying the criteria for candidates described above and considering the additional information referred to in this paragraph. Stockholders wishing to recommend a candidate for Director should write the Company’s Corporate Secretary and include the following: a statement that the writer is a stockholder (accompanied by appropriate confirmation of such stock ownership) and is proposing a candidate for consideration by the Committee; the name of and contact information for the candidate; a statement of the candidate’s business and educational experience; information regarding each of the factors listed in the first paragraph of this subsection sufficient to enable the Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the proposing stockholder and the candidate; and a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Code of Ethics

The Board has adopted the Company’s Code of Business Conduct and Ethics that applies to Directors, officers and employees of Omnicare and its subsidiaries. The Code complies with the requirements of the NYSE and SEC. In addition, the Board has also adopted the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws and other matters. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found at the Company’s Web site (www.omnicare.com) and a copy may also be obtained upon request from the Company’s Corporate Secretary.

Executive Sessions of Non-Management Directors

As required by the Guidelines, non-management Directors meet in executive sessions without management. “Non-management” Directors are all of those Directors who are not Company employees and may include Directors, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. Executive sessions are led by a “Presiding Director” who is chosen by the Non-management Directors at each executive session by a plurality vote of the Directors present. An executive session will be held in conjunction with the regularly scheduled Board meetings in February and August and at other times as may be determined by the Non-management Directors. If any Non-management Director is determined not to be an independent Director, then, at least annually, an executive session of only independent Directors is held.

Contacting the Board

The Board has a process by which stockholders and other interested parties can send communications to the Board, including the non-management Directors. Stockholders and other interested parties can send written communications to one or more members of the Board, including the non-management Directors, addressed to:

Corporate Secretary

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

All such communications will be forwarded to the relevant Director(s) except for communications unrelated to the Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Edward L. Hutton	$76,500	$221,803	(3)	$0		$0		$298,303
John T. Crotty	$88,750	$110,686		$0		$0		$199,436
Charles H. Erhart, Jr.	$124,250	$121,790		$8,848	(4)	$8,000	(5)	$262,888
Sandra E. Laney	$46,500	$159,149		$0		$0		$205,649
Andrea R. Lindell	$120,750	$121,790		$0		$0		$242,540
John H. Timoney	$105,250	$121,790		$18,320	(4)	$0		$245,360
Amy Wallman	$78,000	$110,679		$2,232	(4)	$0		$190,911

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting No. 123R—Shares Based Payment (“FAS 123R”) for awards of restricted stock granted in or prior to 2006. In calculating these amounts, the estimated compensation cost was based on the fair market value of Omnicare’s common stock on the date of grant. Unrestricted stock awards were expensed during the period granted. The Company recognizes such compensation cost on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period, with the amount of stock award compensation cost recognized as of any balance sheet date being at least equal to the portion of the grant-date value of the award that is vested at that date. These assumptions are described in footnote 9 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R for awards of stock options granted in or prior to 2006. The Company currently uses the Black-Scholes options-pricing model to determine the fair value of stock options on the date of grant, which is affected by Omnicare’s stock price as well as assumptions regarding a number of complex and subjective variables, including but not limited to Omnicare’s expected stock price volatility over the expected term of the awards, actual and projected employee exercise behaviors, the risk-free interest rate, and the stock’s dividend yield. All stock option awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period. Assumptions used in the calculations of these amounts are included in footnote 9 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. The amounts in this column do not include the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R for awards of stock options granted to Mr. Hutton during his prior service as an executive officer of the Company.

(3)	This amount does not include the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R for awards of restricted stock granted to Mr. Hutton during his prior service as an executive officer of the Company.

(4)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R for options awarded under the Omnicare StockPlus Plan.

(5)	During 2006, Mr. Erhart received an additional annual fee of $8,000. Such fee was paid in lieu of stock options granted to Directors in previous years. Mr. Erhart was a member of the Compensation and Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus was ineligible to participate.

Each non-employee Director is generally paid a $30,000 annual retainer fee (payable at the Director’s election in cash or restricted stock). Each non-employee Director is also generally granted an annual restricted stock award having a value of $100,000 that vests in one installment on the third anniversary of the date of grant. Mr. Kevin J. McNamara, Director Emeritus of the Company, is paid a $30,000 annual retainer fee and is entitled to receive a payment of $100,000 in cash, which will be paid in May 2007. Mr. Hutton, the Chairman of the Board, receives a $60,000 annual Board Chairman retainer fee and an annual restricted stock award of $200,000, which also vests in one installment on the third anniversary of the date of grant. In addition, the Chairpersons of the Audit and Compensation and Incentive Committees are each paid a $30,000 annual retainer fee and members of the Audit and Compensation and Incentive Committees are each paid a $15,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above). The Chairman of the Nominating and Governance Committee is paid a $20,000 annual retainer fee and members of the Nominating and Governance Committee are each paid a $10,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above). Each non-employee Director also receives a $1,500 fee for attending a meeting in person or $750 for attending a meeting by telephone.

Except with respect to the annual stock grants of 400 shares to each director that are fully vested upon grant, restricted stock awards granted in 2006 have a three-year, cliff-vesting schedule.

Below are calculations of the grant date fair value for outstanding awards of restricted stock and options. Assumptions used in these calculations of these amounts are described above and included in footnote 9 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

Restricted Stock

J.T. Crotty

Grant Date	Restricted Shares	Fair Value on Grant Date
08/05/04	3,544	$100,012
05/17/05	2,740	$100,010
05/16/06	1,836	$100,007

C.H. Erhart, Jr.

Grant Date	Restricted Shares	Fair Value on Grant Date
05/18/04	2,506	$99,989
05/17/05	2,740	$100,010
05/16/06	1,836	$100,007

E.L. Hutton(1)

Grant Date	Restricted Shares	Fair Value on Grant Date
05/18/04	5,013	$200,019
05/17/05	5,480	$200,020
05/16/06	3,672	$200,014

S.E. Laney

Grant Date	Restricted Shares	Fair Value on Grant Date
02/25/00	11,452	$111,300
03/23/01	3,250	$66,219
05/18/04	2,506	$99,989
05/17/05	2,740	$100,010
05/16/06	1,836	$100,007

A.R. Lindell

Grant Date	Restricted Shares	Fair Value on Grant Date
05/18/04	2,506	$99,989
05/17/05	2,740	$100,010
05/16/06	1,836	$100,007

J.H. Timoney

Grant Date	Restricted Shares	Fair Value on Grant Date
05/18/04	2,506	$99,989
05/17/05	2,740	$100,010
05/16/06	1,836	$100,007

A. Wallman

Grant Date	Restricted Shares	Fair Value on Grant Date
05/18/04	2,506	$99,989
05/17/05	2,740	$100,010
05/16/06	1,836	$100,007

(1)	Does not include grants made to Mr. Hutton during his prior service as an executive officer of the Company.

Stock Options

C.H. Erhart, Jr.

Grant Date	Shares	Exercise Price	Fair Value on Grant Date
08/09/00	3,814	$10.59	$21,206
05/10/01	1,926	$20.97	$22,188
05/07/04	984	$40.33	$20,605
05/06/05	1,148	$34.60	$14,809

J.H. Timoney

Grant Date	Shares	Exercise Price	Fair Value on Grant Date
05/10/01	1,926	$20.97	$22,188
05/07/02	1,434	$27.80	$22,356
08/08/02	2	$21.98	$25
05/08/03	1,520	$26.17	$21,280
05/07/04	984	$40.33	$20,605
05/06/05	1,150	$34.60	$14,835
05/08/06	694	$57.51	$13,693
11/07/06	2	$38.28	$26

A. Wallman

Grant Date	Shares	Exercise Price	Fair Value on Grant Date
05/08/06	694	$57.51	$13,693
11/07/06	2	$38.28	$26

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program Objectives and Design

The Compensation Committee has responsibility for establishing and implementing the Company’s compensation program and maintaining the Company’s compliance with it. The Company’s executive compensation program is designed to:

(i) directly link executive compensation to the financial and operating performance of the Company and increases in stockholder value;

(ii) compensate executives in a way that is internally equitable based upon the level of responsibilities in their respective positions;

(iii) attract, retain and motivate qualified executives by providing compensation opportunities that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity; and

(iv) maintain a balance between the Company’s short- and long-range performance objectives by compensating executives based, in part, on the achievement of current year business plan objectives and, in part, on long-term increases in stockholder value.

In determining appropriate individual compensation levels for the Company’s officers named in the summary compensation table, who are referred to herein as the executives, the Compensation Committee considers individual tenure, experience, skill set, individual and Company performance and competitive market compensation data. Compensation levels for the executives, except for Mr. Gemunder, the Company’s President and Chief Executive Officer, are approved by the Compensation Committee generally based, among other factors, on the recommendations of Mr. Gemunder and consultation with Compensation Strategies, Inc., the Compensation Committee’s independent compensation consultant. In the case of Mr. Gemunder, the Compensation Committee develops compensation levels in consultation with Compensation Strategies in executive session without Mr. Gemunder or any other member of management present.

In general, the mix of annual and long-term incentive compensation paid to executives varies with the relative weighting of long-term incentive compensation being larger for greater levels of responsibility. The executives’ compensation includes both cash-based and equity-based awards. The Company does not have specific allocation goals between cash-based and equity-based compensation or between annual and long-term incentive compensation. However, long-term incentive compensation has historically been emphasized over short-term incentive compensation as the Compensation Committee believes it reinforces the importance of stockholder value creation over longer periods of time.

To determine competitive market levels, the Compensation Committee periodically reviews total compensation levels for similarly situated executives of a group of peer companies and also considers compensation information of companies outside of the peer group. The peer group included in the review is compiled by Compensation Strategies, on behalf of and in consultation with the Compensation Committee. The peer group is comprised of companies that Compensation Strategies and the Compensation Committee believe engage in healthcare-related businesses impacted by the same economic influences as the Company or compete with the Company for executive talent. Compensation Strategies and the Compensation Committee undertake a peer group review of Mr. Gemunder’s compensation each year. With respect to the other executives, a peer group review is performed when the Compensation Committee determines it is necessary in connection with a compensation decision relating to the executives. As of the last review, the peer group included the following publicly traded companies with annual revenues ranging from approximately $1 billion to $88 billion: Abbott Laboratories; Allergan, Inc.; AmerisourceBergen Corporation; Amgen Inc.; Baxter International Inc.; Becton, Dickinson and Company; Bristol-Myers Squibb Company; Cardinal Health, Inc.; Caremark Rx, Inc.; CVS Corporation; Eli Lilly and Company; Express Scripts, Inc.; Forest Laboratories, Inc.; Genentech, Inc.; Johnson & Johnson; King Pharmaceuticals, Inc.; Manor Care, Inc.; McKesson Corporation; Medtronic, Inc.; Merck & Co.,

Inc.; Mylan Laboratories Inc.; Pfizer Inc.; Rite Aid Corporation; Schering-Plough Corporation; Walgreen Co.; Watson Pharmaceuticals, Inc.; and Wyeth.

The elements of the Company’s compensation program are base salary, incentive-based compensation, including annual cash incentives and long-term incentives, and perquisites and various other benefit plans.

Base Salary

The Company’s policy is to set salaries for the executives at levels that are sufficient to attract, retain and motivate highly qualified executives, based on the relative value of each position as measured against the market, and to maintain internal equity. To achieve this, the Company considers market data from the Company’s peer group and establishes base salaries based on an assessment of each executive’s tenure, experience, responsibilities, skill set and individual and Company performance. The executives’ base salaries are reviewed and approved periodically by the Compensation Committee, and the Compensation Committee has historically approved any base salary increases at least 14 months apart in accordance with Company policy. The Compensation Committee determines when to review base salaries based on its consideration of the Company’s performance, incentive compensation payments to executives, and cumulative salary movement in the marketplace.

The executives’ base salaries were last reviewed by the Compensation Committee in May 2005 and, based on the criteria described above, the Compensation Committee determined not to increase the base salary of any executive in 2006. The Compensation Committee currently intends to re-evaluate the executives’ base salaries in 2007.

Incentive-Based Compensation

2006 Performance Objectives.

On March 23, 2006, the Compensation Committee established fiscal year 2006 performance objectives for the executives, comprised of both financial and operational factors. When it established the 2006 performance objectives, the Compensation Committee emphasized the importance of the operational factors. The operational factors established by the Compensation Committee were primarily related to the executives’ responsibilities for guiding the Company through a year of transition, including the transition of the Company to the new regulatory environment created by the Medicare Prescription Drug Benefit (“Medicare Part D”) and responding to competitive pricing and reimbursement issues in order to position the Company for long-term growth. The Compensation Committee recognized that the new regulations would affect approximately one-half of the Company’s reimbursement for pharmacy services and encompass change in all aspects of the Company’s business, including operational, clinical, financial and information systems. Other operational factors that the Compensation Committee established as part of the performance objectives included completion of the integration of the Company’s 2005 acquisitions, realization of the benefits from the 2005 acquisitions, continued growth of the Company’s core pharmacy business, product or service expansions, progressive steps toward implementation of a productivity and cost-reduction initiative, furthering executive development, continued execution of the Company’s acquisition program, and an overall strategic positioning of the Company’s assets. The financial factors included in the 2006 performance objectives included revenues and earnings performance, profitability, cash flows, and return on investment.

The Compensation Committee established that the operational and financial factors would be assessed in the context of how the Company responded to the changing market place, as well as how the Company performed relative to its peer group. The Compensation Committee also established that specific relative weights would not be assigned to each financial and operational factor, since the relative importance of each factor varies depending upon the executive officer’s responsibilities. As a result, the Compensation Committee established that each executive would be evaluated on an individual basis in light of the financial and operational factors and the applicability of such factors to each executive.

Annual Incentives.

The Company currently provides an annual cash incentive opportunity to the executives, and other eligible executives and key employees, under the Company’s annual incentive program (the “AIP”). Any cash compensation awarded under the AIP is contingent upon the Compensation Committee’s review of the previously established performance objectives relative to the Company’s current year performance. The Compensation Committee believes that the executives, and other eligible employees, are thereby motivated to achieve the Company’s performance objectives in relation to the current year. Furthermore, the AIP is intended to attract, retain and motivate qualified executives by providing an opportunity for a cash incentive that represents a substantial portion of potential aggregate compensation each fiscal year and is competitive with the market for each position.

On March 22, 2007, the Compensation Committee met to determine whether any cash bonuses should be awarded to the executives for fiscal year 2006 based upon a review of the previously established 2006 performance objectives relative to the Company’s performance during the fiscal year. At the meeting, the Compensation Committee considered the financial factors set forth in the 2006 performance objectives and reviewed the Company’s revenues, operating earnings and profit margins, earnings before interest, taxes, depreciation and amortization, cash flow from operations, net income and diluted earnings per share in 2006 as compared to 2005, excluding special items from both periods. The Compensation Committee also considered the operational factors set forth in the 2006 performance objectives and acknowledged the extensive effort required on the part of the executives and all employees to address the challenges, many of which are outside the control of the Company, arising from the implementation of Medicare Part D, both in terms of incremental operational and administrative burden and expense. The Compensation Committee also recognized that during 2006, the executives and all employees addressed various unexpected challenges, including the Company’s litigation against UnitedHealth Group Incorporated, certain regulatory matters and quality control issues related to one of the Company’s centralized repackaging operations. The Compensation Committee further recognized that, despite the difficult issues faced in 2006, the Company successfully integrated the largest acquisition in its history, took progressive steps toward implementing a new productivity and cost-reduction initiative and continued to provide pharmaceutical services on a daily basis for its long-term care facility clients and their residents. The Compensation Committee evaluated each executive in light of the 2006 performance objectives.

Notwithstanding the foregoing, after reviewing the Company’s 2006 performance relative to the prior year and the 2006 performance objectives and considering the diminution in stockholder value in 2006, the Compensation Committee determined that no cash bonuses would be awarded to the executives under the AIP for 2006.

Long-Term Incentives.

The stock incentive program, in the form of discretionary restricted stock and stock option grants, is the basis of the Company’s long-term incentive plan for executives. Through this program, the Company seeks to retain and compensate executives based, in part, on long-term increases in stockholder value, as well as align executive and long-term stockholder interests by creating a link between executive compensation and stockholder return. The Company has at times granted equity awards in place of cash compensation as it is more closely linked to increases in long-term stockholder value.

Stock options are granted at or above fair market value and generally vest, or become exercisable, over four years. Restricted stock awards have vesting restrictions based on continued employment that generally lapse over ten years. The Compensation Committee believes that the ten-year vesting period is longer than that generally used by comparable companies and is designed to help retain executives and align their interests with the long-term interests of the Company and its stockholders. The Company does not have a practice of coordinating, and does not plan to coordinate, the timing of restricted stock or option grants with the release of material non-public information. Both the amounts of restricted stock awards and the proportion of stock options increase as an executive’s salary and responsibilities increase.

On March 22, 2007, the Compensation Committee met to determine whether to grant the executives any restricted stock based upon a review of the previously established 2006 performance objectives relative to the Company’s goal to enhance stockholder value over the long term. As described above, at the meeting, the Compensation Committee considered the financial and operating factors contained in the 2006 performance objectives. The financial factors included the Company’s revenues, operating earnings and profit margins, earnings before interest, taxes, depreciation and amortization, cash flow from operations, net income and diluted earnings per share in 2006 as compared to 2005, excluding special items from both periods. The operational factors considered by the Compensation Committee included the challenges, many of which are outside the control of the Company, arising from the implementation of Medicare Part D, the Company’s litigation against UnitedHealth Group Incorporated, certain regulatory matters and quality control issues related to one of the Company’s centralized repackaging operations. As discussed above, the Committee further recognized that, during 2006, the Company successfully integrated the largest acquisition in the Company’s history, took progressive steps toward a new productivity and cost-reduction initiative and continued to provide pharmaceutical services on a daily basis for its long-term care facility clients and their residents.

After considering the financial and operational factors set forth in the 2006 performance objectives relative to the Company’s goal to enhance stockholder value over the long term, the Compensation Committee determined that grants of restricted stock should be made to the executives for 2006. In its evaluation of the executives, the Compensation Committee did not assign specific weights to the financial and operational factors, but evaluated each executive in light of its determination of the applicability of each factor to the executive. The Compensation Committee decided to grant executives fewer shares of restricted stock than were granted in prior years in order to reflect the Company’s 2006 performance relative to the prior year and the 2006 performance objectives, as well as the diminution in stockholder value in 2006. The fair market value on the date of grant of restricted stock granted in respect of 2006 performance was approximately 84% less than such amount granted to the continuing executives (Messrs. Gemunder, Keefe and Froesel and Ms. Hodges) in respect of 2005 performance. In granting the restricted stock awards the Compensation Committee determined that the efforts by the executives in 2006 would have a positive effect on long-term stockholder value. The Compensation Committee also determined that the grants would aid in the Company’s efforts to retain the executives and provide additional incentive to continue to address and resolve the 2006 issues in order to enhance long-term stockholder value.

The grants of restricted stock awards made in March 2007 were in addition to the other long-term incentives already granted to certain of the executives in December 2006. In recent years, the Compensation Committee has granted stock options in November or December of each year based upon an initial review of the Company’s performance objectives for the year relative to the Company’s goal to increase stockholder value over the long term. This review has historically been followed by a review in the following March, which is described above for the 2006 fiscal year. In December 2006, the Compensation Committee met to determine whether to grant stock options to certain of the executives of the Company. Based upon its initial review of the financial factors and operational factors contained in the 2006 performance objectives and consideration of the issues confronted by the Company in 2006 described above, the Compensation Committee granted stock option awards in December 2006 to certain of the executives. In its evaluation of the executives, the Compensation Committee did not assign specific weights to the financial and operational factors, but evaluated each executive in light of its determination of the applicability of each factor to the executive. The Compensation Committee decided to grant fewer options than were granted in the prior year in order to reflect the Company’s 2006 performance relative to the prior year and the 2006 performance objectives, as well as the diminution in stockholder value in 2006. The fair value on the date of grant of stock options granted for 2006 performance, as determined using the Black-Scholes options-pricing model, was approximately 54% less than such value of options granted to the continuing executives (Messrs. Gemunder, Keefe and Froesel and Ms. Hodges) in respect of 2005 performance. In granting the stock options, the Compensation Committee determined that the stock options would provide incentive to the executives to continue to address and resolve the 2006 issues in order to enhance stockholder value over the long term.

2007 Performance Objectives.

On March 22, 2007, the Compensation Committee established fiscal year 2007 performance objectives for the executives, comprised of both financial and operational factors. Similar to 2006, the Compensation Committee again emphasized the importance of the operational factors. The operational factors established by the Compensation Committee were primarily related to the executives’ responsibilities to implement initiatives to realign the Company’s operating infrastructure to capitalize on the Company’s scale advantages to position the Company for long-term growth. Other operational factors that the Compensation Committee established as part of the performance objectives included continued growth of the Company’s core pharmacy business, product or service expansions, growth in the customer base, continued efforts to manage the transition of the Company to the new regulatory environment created by Medicare Part D, furthering executive development, continued execution of the Company’s acquisition program, and an overall strategic positioning of the Company’s assets. The financial factors included in the 2007 performance objectives included revenues and earnings performance, profitability, cash flows, and return on investment.

The Compensation Committee established that the operational and financial factors would be assessed in the context of how the Company responded to the changing market place, as well as how the Company performed relative to its peer group. The Compensation Committee also established that specific relative weights would not be assigned to each financial and operational performance factor, since the relative importance of each factor varies depending upon the executive’s responsibilities. As a result, the Compensation Committee established that each executive would be evaluated on an individual basis in light of the financial and operational performance factors and the applicability of such factors to each executive.

Stock Ownership

To directly and materially link executive compensation to the financial and operating performance of the Company and increases in stockholder value, the Company has historically encouraged the ownership of stock of the Company by executives in a number of ways. For example, a broad group of employees, including all of the executives and other members of senior management, are paid a significant portion of their incentive compensation in the form of restricted stock. In addition, periodic stock option grants are made to key employees, including all of the executives and other members of senior management. Employees of the Company generally are provided the opportunity to own Company stock through various benefit programs, such as the Omnicare Employees’ Savings & Investment Plan (the “S&I Plan”), and the Omnicare StockPlus Plan, a broad-based stock purchase and stock option program.

In February 2002 the Company adopted stock ownership guidelines for its officers to further encourage its officers to achieve and maintain an ownership interest in the Company and thereby link the officers’ individual wealth opportunities to the financial and operating performance of the Company and increases in stockholder value. The recommended stock ownership levels set forth in the guidelines are based on a multiple of base salary, ranging from a goal of five times base salary for the President and Chief Executive Officer to between one and three and one-half times base salary for other officers. Each of the executives, other than Mr. Laschober who is no longer employed by the Company, has met the established guidelines. Until an officer of the Company has reached his or her target ownership, he or she is required to hold 50%, in the case of officers other than vice presidents, and 20%, in the case of vice presidents, of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

Pension Plans and Non-Qualified Deferred Compensation

In order to attract and retain employees and to assist employees in preparing financially for retirement, the Compensation Committee believes that it is important to provide the Company’s employees, including the executives, with the opportunity to maintain a portion of their respective incomes following retirement. These retirement plans are discussed in more detail on pages 29 to 33.

Qualified Plans.

The executives participate in the S&I Plan and certain of the executives have benefits under the discontinued Omnicare General Pension Plan, or General Pension Plan, and the discontinued Omnicare Employee Stock Ownership Plan, or ESOP, which we refer to collectively as the Qualified Pension Programs. The S&I Plan and, where applicable, the General Pension Plan and ESOP are designed to provide eligible employees of the Company and its affiliates with income during retirement.

Non-Qualified Plans.

The executives also participate in an Excess Benefit Plan, the 2002 Supplemental Benefit Plan, which is referred to as the SERP II, and a Rabbi Trust Deferred Compensation Plan. The Company maintains these plans to provide non-qualified pension benefits to its designated employees, including the executives. The Excess Benefit Plan is intended to make executives whole for the limitation of benefits due to requirements of the Internal Revenue Code and, with respect to the Excess Pension Benefit portion of the Excess Benefit Plan, which is referred to as the Excess Pension Plan, to compensate participants in the Excess Benefit Plan for the loss of benefits they previously had under the General Pension Plan. All of the executives who participate in the Excess Pension Plan were participants in the General Pension Plan at the time of its discontinuation in December 1993. The plans also provide the executives with an opportunity to maintain a portion of their respective incomes after retirement.

The Excess Pension Plan and the SERP II are discussed in more detail on pages 29 to 31. The Excess Savings Benefit portion of the Excess Benefit Plan, which is referred to as the Excess Savings Plan, and the Rabbi Trust Deferred Compensation Plan are discussed in more detail on page 33.

Perquisites and Other Benefits

The executives are offered a variety of perquisites that are intended to attract, retain and motivate qualified executives by providing benefits that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity. In addition, the Company believes that the perquisites generally enable the executives to devote more time to Company business. The executives also participate in health and welfare benefits that the Company generally makes available to all employees in order to maintain a healthy, focused and productive workforce.

The perquisites provided to executives include personal use of the corporate aircraft, personal tax, financial planning and bookkeeping services, personal use of company cars, car parking services, meals at work and miscellaneous gifts. Mr. Gemunder used the corporate aircraft for personal flights in 2006 to attend outside meetings of a non-Omnicare company board of directors on which he sits. The Board of Directors believes that Mr. Gemunder’s service on this board, as well as his ability to conduct Company business while traveling to board meetings, provides benefits to the Company. The Company has adopted a security policy that requires Mr. Gemunder to use Company-owned aircraft for business and personal travel. Details regarding the amounts of certain perquisites are provided in the summary compensation table and accompanying footnotes below. The Company also provides split-dollar life insurance for certain of the executives. The terms of the split-dollar life insurance agreements are described on page 41.

Employment Agreements

The Company entered into an employment agreement with each of Mr. Gemunder in 1988, Mr. Keefe in 1993, Mr. Froesel in 1996 and Ms. Hodges in 1988. In addition, the Company entered into an employment agreement with Mr. Bien in 1994, which was replaced by a new employment agreement in February of 2006. Mr. Laschober had entered into an employment agreement with the Company in 2005 which was terminated in connection with the termination of his employment with the Company effective January 12, 2007. The employment agreements are summarized on pages 38 to 40.

The Company has entered into change of control severance arrangements with the executives under the terms of their employment agreements. By providing these arrangements, the Compensation Committee believes that the executives’ economic interests are aligned with the stockholders’ interest in maximizing stockholder value in the event of a potential change of control of the Company. Additionally, these arrangements are intended to mitigate the financial impact to executives if their employment is terminated as a result of a change in control and provide them with incentives to remain with the Company despite uncertainties that may arise while a potential change of control transaction is under consideration or pending.

The Compensation Committee has historically emphasized long-term incentive compensation, in the form of stock-based awards, over short-term cash incentive compensation, particularly for those executives with higher compensation or greater responsibilities. The Compensation Committee believes this reinforces the importance of stockholder value creation over longer periods of time. The change of control severance arrangements with the executives are structured to link the executives’ change of control severance to the value of the stock based awards granted to them during their employment.

The severance arrangements also provide gross-ups for the executives from any taxes due under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit to individuals without regard to the effect of the excise tax, the Compensation Committee has determined that 4999 gross-up payments are appropriate for the executives.

Information regarding applicable payments under the change of control severance arrangements is provided under the heading “Potential Payments Upon Termination or Change of Control—Change in Control” on pages 36 to 37.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Section 162(m) excludes compensation that qualifies as “performance-based compensation” under Section 162(m). The Company’s Annual Incentive Plan for Senior Executive Officers and the Company’s 2004 Stock and Incentive Plan, each approved by the Company’s stockholders, permit the award of exempt performance-based compensation. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

The Compensation and Incentive Committee of the Board has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation and Incentive Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 12 to 18, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Compensation and Incentive Committee:

Andrea R. Lindell, Ph.D., RN, Chairman

Charles H. Erhart, Jr.

John T. Crotty

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Joel F. Gemunder President and Chief Executive Officer	2006	$1,600,000	$0	$9,017,964	$898,494	$0	$17,073,000	$436,234	$29,025,692
Patrick E. Keefe Executive Vice President and Chief Operating Officer(7)	2006	$437,000	$0	$1,682,272	$177,532	$0	$2,281,000	$42,482	$4,620,286
David W. Froesel, Jr. Senior Vice President and Chief Financial Officer	2006	$472,000	$0	$1,504,459	$178,031	$0	$3,000	$149,705	$2,307,195
Cheryl D. Hodges Senior Vice President and Secretary	2006	$380,000	$0	$1,281,673	$163,504	$0	$1,363,000	$36,043	$3,224,220
Glen C. Laschober Former Executive Vice President and Chief Operating Officer(7)	2006	$435,000	$0	$386,267	$0	$0	$0	$28,330	$849,597
Timothy E. Bien Former Senior Vice President—Professional Services and Purchasing	2006	$216,667	$0	$959,476	$114,383	$0	$713,000	$47,623	$2,051,149

(1)	No cash bonuses will be paid to the executives with respect to the Company’s fiscal year ended December 31, 2006. The Company’s methodology with respect to annual incentives for 2006 is discussed in more detail in the Compensation Discussion and Analysis on pages 13 to 14.

(2)	The SEC disclosure rules require that the Summary Compensation Table include as 2006 compensation the value of restricted stock and stock option awards expensed by the Company in 2006 in accordance with FAS 123R, including restricted stock and stock option awards granted in prior years. The amounts in this column do not represent the value of awards granted to the executives for 2006 performance on the grant date of such awards.

(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R for awards of restricted stock granted in or prior to 2006. In calculating these amounts, the estimated compensation cost was based on the fair market value of Omnicare’s common stock on the date of grant. The Company recognizes such compensation cost on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period, with the amount of stock award compensation cost recognized as of any balance sheet date being at least equal to the portion of the grant-date value of the award that is vested at that date. These assumptions are described in footnote 9 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(4)

The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R for awards of stock options granted in or prior to 2006. The Company currently uses the Black-Scholes options-pricing model to determine the fair value of stock options on the date of grant, which is affected by Omnicare’s stock price as well as assumptions regarding a number of complex and subjective variables, including but not limited to Omnicare’s expected stock price volatility over the expected term of the awards, actual and projected employee exercise behaviors, the risk-free interest rate, and the stock’s dividend yield. All stock option awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period. Assumptions used in the calculations of these amounts are included in footnote 9 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(5)	The amounts reported in this column are comprised of changes between December 31, 2005 and December 31, 2006 in the actuarial present value of the accumulated pension benefits of each of the executives in the General Pension Plan, the Excess Pension Plan, and the SERP II, if applicable to such executive. Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described on pages 29 to 31, and will vary based on an executive’s compensation and years of credited service to the Company under the plan. There were no above market earnings under the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan for any executive. Changes in the actuarial present value of the accumulated pension benefits in the General Pension Plan, the Excess Pension Plan, and the SERP II are determined using assumptions, including the applicable discount rate and mortality, included in footnote 10 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(6)	The following table shows “All Other Compensation” not included in other columns under the Summary Compensation Table:

ALL OTHER COMPENSATION

Name	Gross-Up Payments (attributable to the Split Dollar Bonus) ($)(a)	Gross-Up Payments (attributable to the Personal Use of Aircraft) ($)(b)	LTC Insurance Premiums ($)(c)	Executive Life Insurance Payments ($)(d)	Bonus for Split-Dollar Life Insurance Premiums ($)(e)	Company Contributions to Defined Contribution Plans ($)(f)	Perquisites and Personal Benefits ($)		Total ($)
Joel F. Gemunder	$63,390	$2,007	$13,509	$75	$85,938	$125,583	$145,732	(g)	$436,234
Patrick E. Keefe	$6,640	$0	$5,959	$1,311	$8,687	$19,885	—	(h)	$42,482
David W. Froesel, Jr.	$5,506	$0	$4,293	$1,416	$7,117	$131,373	—	(h)	$149,705
Cheryl D. Hodges	$3,625	$3,010	$3,306	$1,140	$4,356	$20,606	—	(h)	$36,043
Glen C. Laschober	$0	$0	$4,256	$1,210	$0	$22,864	—	(h)	$28,330
Timothy E. Bien	$6,447	$0	$0	$650	$8,100	$15,526	$16,900	(i)	$47,623

(a)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from Company paid bonus to pay employee portion of premiums under split-dollar life insurance agreements.

(b)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from personal use of corporate aircraft.

(c)	Represents premiums paid by the Company for the executive’s participation in the Company’s long-term care plan.

(d)	Represents premiums paid by the Company for the executive’s life insurance policy.

(e)	Represents bonus paid to the executive for payment of the cost of the executive’s portion of premiums under split-dollar life insurance agreements. See “Split-Dollar Insurance Agreements” on page 41.

(f)	Represents value of Company matching contributions under the S&I Plan, Company contributions to the Excess Savings Plan and, in the case of Messrs. Froesel and Laschober, Company contributions to the Rabbi Trust Deferred Compensation Plan.

(g)	Perquisites provided by the Company to Mr. Gemunder in 2006 included personal use of the corporate aircraft, personal tax, financial planning and bookkeeping services, personal use of a company car and parking services, meals at work and miscellaneous gifts. The aggregate incremental cost to the Company was $55,997 for his personal use of the corporate aircraft, $32,225 for his personal tax-planning services and $27,750 for his personal financial planning and bookkeeping services.

The aggregate incremental cost to the Company of Mr. Gemunder’s personal use of the corporate aircraft includes $37,241 relating to his travel to attend meetings of a non-Omnicare board of directors on which Mr. Gemunder sits. The aggregate incremental cost to the Company of Mr. Gemunder’s personal use of the corporate aircraft is calculated based on the cost of fuel, trip-related maintenance, crew expenses, on-board catering, landing fees, trip-related hangar and parking costs and smaller variable costs. This calculation is offset by any reimbursement paid to Mr. Gemunder by the other company on whose board of directors Mr. Gemunder sits, which amounts Mr. Gemunder in turn remits to Omnicare. The Company has adopted a security policy that requires Mr. Gemunder to use Company-owned aircraft for business and personal travel. In certain instances, guests of Mr. Gemunder joined him on flights on the corporate aircraft for which there was no additional incremental cost to the Company. Since the Company-owned aircraft is used primarily for business travel, the Company does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft and the cost of maintenance not related to trips. The aggregate incremental cost to the Company for the personal tax, financial planning and bookkeeping services is calculated based on the actual cash cost to the Company to purchase the services for Mr. Gemunder.

(h)	Indicates where the total value of all perquisites and personal benefits for the applicable executive is less than $10,000.

(i)	Perquisites provided by the Company to Mr. Bien in 2006 included personal tax planning services, car parking services and meals at work.

(7)	Effective January 16, 2007, Mr. Keefe replaced Mr. Laschober as the Company’s Chief Operating Officer.

2006 GRANTS OF PLAN-BASED AWARDS

	Grant Date		Stock Awards: Number of Shares of Stock or Units (#)(2)	Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Option Award on Grant Date ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name
Joel F. Gemunder	02/06/2006			926	$52.25		$15,677
	03/23/2006	(1)	129,915				$7,499,993
	05/08/2006			834	$57.51	$57.80	$16,455
	05/16/2006		400				$21,788
	08/08/2006			1,042	$46.10		$15,672
	11/07/2006			1,254	$38.28	$39.89	$16,540
	12/20/2006			295,000	$40.06		$3,814,350

Patrick E. Keefe	03/23/2006	(1)	12,177				$702,978
	12/20/2006			43,000	$40.06		$555,990

David W. Froesel, Jr.	03/23/2006	(1)	19,955				$1,152,002
	12/20/2006			47,700	$40.06		$616,761

Cheryl D. Hodges	02/06/2006			184	$52.25		$3,115
	03/23/2006	(1)	17,565				$1,014,027
	05/08/2006			166	$57.51	$57.80	$3,275
	08/08/2006			206	$46.10		$3,098
	11/07/2006			248	$38.28	$39.89	$3,271
	12/20/2006			42,000	$40.06		$543,060

Glen C. Laschober	03/01/2006		2,087				$126,994
	03/22/2006		3,295				$189,627
	03/23/2006	(1)	6,981				$403,013

Timothy E. Bien	02/06/2006			132	$52.25		$1,703
	03/23/2006	(1)	17,322				$999,999
	05/08/2006			120	$57.51	$57.80	$2,368
	08/08/2006			88	$46.10		$1,324
	11/07/2006			64	$38.28	$39.89	$844

(1)	Grants of restricted stock were made to the executives on March 23, 2006 by the Compensation Committee after considering the satisfaction of financial and operational objectives for 2005. More detail with respect to the Company’s policies underlying the long-term incentive program is provided in the Compensation Discussion and Analysis on pages 13 to 15.

(2)

Restricted stock awards granted in 2006 generally vest based upon continued employment in equal installments over 10 years (other than certain awards to Mr. Laschober which vested in quarterly installments in 2006). Awards granted to Mr. Gemunder vest in equal installments over five years, which is consistent with the service period under his employment agreement with the Company. Awards are subject to earlier vesting upon death, disability, retirement under a retirement plan of the Company at or after normal retirement age with the consent of the Compensation Committee, a termination without “cause” following attainment of age 65 and at least 10 years of service, or any termination following a change in control of the Company. For purposes of these Awards, “cause” is as defined in the executive’s employment agreement. A “change of control” is defined generally as: i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or iv) during any period of two consecutive years if the individuals who compose the Board of the Company no longer constitute a majority of the Board, unless the nomination of the new directors was approved by at least 50% of the directors at the beginning of such period. The 400 shares granted to Mr. Gemunder on May 16, 2006 were granted to Mr. Gemunder for his service as a director of Omnicare. Such award vested fully on the date of the grant.

(3)	Stock options granted in 2006 vest based upon continued employment in equal installments over four years, subject to full vesting upon death, disability, a termination other than for cause and upon a change in control. Stock options granted under the StockPlus Plan have a four-year cliff vesting schedule. In addition, in the event of retirement under a retirement plan of the Company at or after normal retirement age, the vesting of shares shall continue for an additional three months. Vested options remain exercisable for three months from termination on account of a termination without cause, upon the expiration of 15 months from termination if for death or disability, upon the expiration of three years from retirement under a retirement plan at or after normal retirement age, upon the occurrence of a change in control of the Company while an employee is still employed, the option shall be exercisable for its remaining life. For purpose of these stock option grants, “cause” and “change in control” are as defined above under the 2006 restricted stock awards. Notwithstanding the foregoing, certain executives’ employment agreements provide that a termination without cause will be treated as retirement.

(4)	Stock options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. “Fair market value” is defined under the 2004 Stock and Incentive Plan to be the closing price of a share of the Company’s stock on the New York Stock Exchange on the first trading date preceding the date as of which fair market value is to be determined or, in the absence of any reported sales of the Company’s stock on such date, on the first preceding date on which any such sale shall have been reported. Where the closing market price is not indicated for a particular grant, the closing market price was equal to or less than the exercise price.

(5)	The fair value with respect to stock options represents the fair value on the date of grant using the Black-Scholes options-pricing model, and the fair market value with respect to stock awards of restricted stock represents the fair market value on the date of grant and other assumptions described in footnote 9 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. Only a portion of these amounts are currently included in the amount expensed in accordance with FAS 123R in 2006 for restricted stock grants and stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Joel F. Gemunder	60 000		$30.22	11/05/2007	1,055,620	(4)	$40,778,601
	150,000		$36.72	08/05/2008
	1,150,000		$15.42	07/01/2009
	325,000		$16.56	05/15/2010
	1,716		$10.59	08/09/2010
	1,714		$16.53	11/14/2010
	1,366		$21.11	02/09/2011
	1,372		$20.97	05/10/2011
	1,174		$23.98	08/10/2011
	1,454		$19.74	11/05/2011
	390,000		$19.83	11/07/2011
	1,362		$20.75	02/07/2012
	1,238		$27.80	05/07/2012
	550,000		$27.02	05/20/2012
	1,568		$21.98	08/08/2012
	1,514		$22.08	11/06/2012
		1,374	$25.06	02/07/2013
		1,312	$26.17	05/08/2013
		1,032	$33.48	08/07/2013
		1,136	$36.90	11/07/2013
	206,250	68,750	$41.62	12/30/2013
		990	$42.68	02/06/2014
		1,032	$40.33	05/07/2014
		1,568	$26.78	08/06/2014
	460,000		$27.60	11/03/2014
		1,460	$28.05	11/04/2014
		1,338	$30.79	02/06/2015
		1,206	$34.60	05/05/2015
		930	$49.95	08/04/2015
	420,000		$54.75	11/02/2015
		876	$55.00	11/06/2015
		926	$52.25	02/05/2016
		834	$57.51	05/07/2016
		1,042	$46.10	08/07/2016
		1,254	$38.28	11/06/2016
		295,000	$40.06	12/19/2016

Patrick E. Keefe(2)	20,000		$30.22	11/05/2007	203,918		$7,877,352
	57,000		$36.72	08/05/2008
	26,250		$19.83	11/07/2011
	120,000		$27.02	05/20/2012
	37,500	12,500	$41.62	12/30/2013
	70,000		$27.60	11/03/2014
	59,500		$54.75	11/02/2015
		43,000	$40.06	12/19/2016

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David W. Froesel, Jr.(2)	17,000		$30.22	11/05/2007	212,500	$8,208,875
	43,000		$36.72	08/05/2008
	26,250		$19.83	11/07/2011
	120,000		$27.02	05/20/2012
	45,000	15 000	$41.62	12/30/2013
	100,000		$27.60	11/03/2014
	77,000		$54.75	11/02/2015
		47,700	$40.06	12/19/2016

Cheryl D. Hodges	17,000		$30.22	11/05/2007	179,748	$6,943,665
	38,000		$36.72	08/05/2008
	312		$21.11	02/09/2011
	300		$20.97	05/10/2011
	258		$23.98	08/10/2011
	318		$19.74	11/05/2011
	61,670		$19.83	11/07/2011
	300		$20.75	02/07/2012
	254		$27.80	05/07/2012
	100,000		$27.02	05/20/2012
	326		$21.98	08/08/2012
	312		$22.08	11/06/2012
		284	$25.06	02/07/2013
		270	$26.17	05/08/2013
		214	$33.48	08/07/2013
		222	$36.90	11/07/2013
	37,500	12,500	$41.62	12/30/2013
		194	$42.68	02/06/2014
		204	$40.33	05/07/2014
		308	$26.78	08/06/2014
	84,000		$27.60	11/03/2014
		286	$28.05	11/04/2014
		264	$30.79	02/06/2015
		236	$34.60	05/05/2015
		184	$49.95	08/04/2015
	65,800		$54.75	11/02/2015
		172	$55.00	11/06/2015
		184	$52.25	02/05/2016
		166	$57.51	05/07/2016
		206	$46.10	08/07/2016
		248	$38.28	11/06/2016
		42,000	$40.06	12/19/2016

Glen C. Laschober(3)(5)	42,000		$47.93	08/14/2015	13,461	$519,998
	47,600		$54.75	11/02/2015

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Timothy E. Bien	190		$23.98	08/10/2011	136,067	$5,256,268
	234		$19.74	11/05/2011
	16,250		$19.83	11/07/2011
	220		$20.75	02/07/2012
	180		$27.80	05/07/2012
	18,000		$27.02	05/20/2012
	230		$21.98	08/08/2012
	222		$22.08	11/06/2012
		200	$25.06	02/07/2013
		192	$26.17	05/08/2013
		150	$33.48	08/07/2013
		166	$36.90	11/07/2013
	30,000	10,000	$41.62	12/30/2013
		142	$42.68	02/06/2014
		152	$40.33	05/07/2014
		226	$26.78	08/06/2014
		212	$28.05	11/04/2014
		194	$30.79	02/06/2015
		176	$34.60	05/05/2015
		134	$49.95	08/04/2015
	24,500		$54.75	11/02/2015
		126	$55.00	11/06/2015
		132	$52.25	02/05/2016
		120	$57.51	05/07/2016
		88	$46.10	08/07/2016
		64	$38.28	11/06/2016

(1)	The stock options in the Outstanding Equity Table granted to Messrs. Gemunder and Bien and Ms. Hodges have the date of grant and vesting schedules set forth below, provided that Mr. Bien did not receive a grant on December 20, 2006:

Date of Grant	Vesting Schedule
11/05/97	Options vest ratably over 4 years after date of grant
08/05/98	Options vest ratably over 4 years after date of grant
07/01/99	Options vest ratably over 4 years after date of grant
05/15/00	Options vest ratably over 4 years after date of grant
08/09/00	Options vest 4 years after date of grant
11/14/00	Options vest 4 years after date of grant
02/09/01	Options vest 4 years after date of grant
05/10/01	Options vest 4 years after date of grant
08/10/01	Options vest 4 years after date of grant
11/05/01	Options vest 4 years after date of grant
11/07/01	Options vest ratably over 4 years after date of grant
02/07/02	Options vest 4 years after date of grant
05/07/02	Options vest 4 years after date of grant
05/20/02	Options vest ratably over 4 years after date of grant
08/08/02	Options vest 4 years after date of grant
11/06/02	Options vest 4 years after date of grant
02/07/03	Options vest 4 years after date of grant
05/08/03	Options vest 4 years after date of grant

Date of Grant	Vesting Schedule
08/07/03	Options vest 4 years after date of grant
11/07/03	Options vest 4 years after date of grant
12/30/03	Options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
02/06/04	Options vest 4 years after date of grant
05/07/04	Options vest 4 years after date of grant
08/06/04	Options vest 4 years after date of grant
11/04/04	Options vest and are exercisable in full on 06/01/05
11/05/04	Options vest 4 years after date of grant
02/07/05	Options vest 4 years after date of grant
05/06/05	Options vest 4 years after date of grant
08/05/05	Options vest 4 years after date of grant
11/03/05	Options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
11/07/05	Options vest 4 years after date of grant
02/06/06	Options vest 4 years after date of grant
05/08/06	Options vest 4 years after date of grant
08/08/06	Options vest 4 years after date of grant
11/07/06	Options vest 4 years after date of grant
12/20/06	Options vest ratably over 4 years after date of grant

(2)	The stock options in the Outstanding Equity Table granted to Messrs. Keefe and Froesel have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
11/05/97	Options vest ratably over 4 years after date of grant
08/05/98	Options vest ratably over 4 years after date of grant
11/07/01	Options vest ratably over 4 years after date of grant
05/20/02	Options vest ratably over 4 years after date of grant
12/30/03	Options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
11/04/04	Options vest and are exercisable in full on 06/01/05
11/03/05	Options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
12/20/06	Options vest ratably over 4 years after date of grant

(3)	Mr. Laschober’s stock option grants were made on August 15, 2005 and November 3, 2005. The August 15, 2005 grant became vested and exercisable in full on November 30, 2005. The November 3, 2005 grant became vested and exercisable in full on December 15, 2005 but has sale restrictions that lapse ratably over four years from the date of grant.

(4)	The executives’ restricted stock awards (other than Mr. Laschober) have the date of grant and the vesting schedule as set forth below.

Date of Grant	Vesting Schedule
02/03/99	5% first 2 years, 15% next 2 years, 20% final 3 years
02/25/00	5% first 2 years, 15% next 2 years, 20% final 3 years
03/23/01	5% first 2 years, 15% next 2 years, 20% final 3 years
02/06/02	5% first 2 years, 15% next 2 years, 20% final 3 years
03/06/03	5% first 2 years, 15% next 2 years, 20% final 3 years
12/30/03	5% first 2 years, 15% next 2 years, 20% final 3 years
03/11/04	5% first 2 years, 15% next 2 years, 20% final 3 years
11/04/04	5% first 2 years, 15% next 2 years, 20% final 3 years
03/24/05	Ratably over 10 years
11/03/05	Ratably over 10 years (5 years for Mr. Gemunder)
03/23/06	Ratably over 10 years (5 years for Mr. Gemunder)

(5)	Mr. Laschober’s restricted stock awards have grant dates of November 3, 2005, March 1, 2006, March 22, 2006 and March 23, 2006. The March 1, 2006 and March 22, 2006 grants vested ratably over four quarters in 2006. The November 3, 2005 and March 23, 2006 grants vest ratably over 10 years.

OPTIONS EXERCISED AND RESTRICTED STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joel F. Gemunder	-0-	$0	225,831	$12,175,016
Patrick E. Keefe	-0-	$0	54,069	$3,010,945
David W. Froesel, Jr.	-0-	$0	48,266	$2,658,247
Cheryl D. Hodges	-0-	$0	42,603	$2,349,951
Glen C. Laschober	-0-	$0	6,102	$282,579
Timothy E. Bien	-0-	$0	31,411	$1,736,840

PENSION BENEFITS

The following table shows benefits that executives are entitled to under the General Pension Plan, the Excess Pension Plan and the SERP II.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)(5)	Payments During Last Fiscal Year ($)
Joel F. Gemunder(1)	General Pension Plan	24	$2,000	$0
	Excess Pension Plan	42	$58,169,000	$0
	SERP II	6	$2,818,000	$0
Patrick E. Keefe(4)	General Pension Plan	—	$3,000	$0
	Excess Pension Plan	26	$7,809,000	$0
	SERP II	6	$853,000	$0
David W. Froesel, Jr.	General Pension Plan	n/a	n/a	$0
	Excess Pension Plan	n/a	n/a	$0
	SERP II	6	$1,007,000	$0
Cheryl D. Hodges	General Pension Plan	14	$123,000	$0
	Excess Pension Plan	27	$4,475,000	$0
	SERP II	6	$674,000	$0
Glen C. Laschober	General Pension Plan	n/a	n/a	$0
	Excess Pension Plan	n/a	n/a	$0
	SERP II	n/a	n/a	$0
Timothy E. Bien(4)	General Pension Plan	1	$9,000	$0
	Excess Pension Plan	18	$2,345,000	$0
	SERP II	6	$187,000	$0

(1)	Mr. Gemunder is currently eligible for normal retirement under the General Pension Plan and the Excess Pension Plan. The normal retirement benefit is described below under “The General Pension Plan.”

(2)	Years of credited service under the SERP II are based upon service with the Company following January 1, 2001. Benefits under such plan vest over seven years of service from January 1, 2001 to January 1, 2008. The number of years of credited service set forth in this table are rounded up or down to the nearest whole number.

(3)	Benefits under the Excess Pension Plan are paid in a lump sum. The normal form of benefit under the General Pension Plan and the SERP II is a life annuity with 120 monthly payments guaranteed.

(4)	As of December 31, 2006, Messrs. Keefe and Bien are eligible for early retirement under the General Pension Plan. The early retirement benefit is described below under “The General Pension Plan.”

(5)

Present Value of Accrued Benefit for each executive under the plans does not take into account whether the executive is vested under the terms of the applicable plan. All amounts are vested under the Excess Pension Plan and the General Pension Plan. The actuarial present value of the accumulated pension benefits in the General Pension Plan, the Excess Pension Plan, and the SERP II are determined using assumptions, including the applicable discount rate and mortality, described in footnote 10 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described on pages 30 to 31, and will vary based on an executive’s compensation and years of credited service to the Company under the plans. Lump sum payments under the Excess Pension Plan and SERP II described in “Potential Payments on Change in Control” are based upon plan assumptions used for determining lump sum payments upon a termination of employment and therefore differ from amounts set forth in this table.

The General Pension Plan

Messrs. Gemunder, Keefe and Bien and Ms. Hodges participate in the General Pension Plan. The General Pension Plan provides defined benefits for service prior to 1994, at which time the General Pension Plan was frozen and no further pension benefits accrued thereafter. The General Pension Plan was designed to provide then eligible employees prior to 1994 with replacement income during retirement. The frozen benefits are based on average compensation and years of service, both as of December 31, 1993. Benefits are paid as a monthly pension. The Internal Revenue Code limits the amount of pension benefits that are permitted to be paid from a federal income tax-qualified plan such as the General Pension Plan.

The monthly normal retirement benefit for executives at age 65 is equal to the lesser of (i) 1.5% of his or her average compensation as of December 31, 1993 multiplied by his or her years of credited service as of December 31, 1993 and (ii) 50% of his or her average compensation, in each case reduced by the executive’s primary social security benefit. The average compensation benefit component of the benefit is the average of the sum of the compensation received by the executive during the highest paid 60 consecutive months of his or her service during his or her last 120 months of service prior to retirement or other termination of employment. Cash bonuses and, effective after 1991, the value of stock awards vesting through the year are considered when determining average compensation. Benefits commenced prior to attaining age 65 are subject to reduction. Pension benefits under the General Pension Plan are paid monthly in all cases, other than benefits having a present value of $5,000 or less.

A participant in the General Pension Plan can retire at age 55 with five years of service and receive an immediate pension. The amount of the early retirement pension is the lesser of the amount determined under (A) or (B) where (A) and (B) are determined as follows (and in each case is reduced by the actuarial equivalent of his or her accrued benefit, if any, under the pension plan that terminated on October 31,1985): (A) (i) 1.5% of his or her average compensation multiplied by his or her years of credited service, reduced by 1/6 of 1% for each month by which his or her age on the date his or her pension begins (“attained age”) is less than 62, (ii) reduced by his or her primary social security benefit, less 1/3 of 1% for each month by which his or her attained age is less than 65 or (B) (i) 50% of his or her average compensation reduced by 1/6 of 1% for each month by which his or her attained age is less than 62, (ii) reduced by his or her primary social security benefit less 1/3 of 1% for each month by which his or her attained age is less than age 65.

The “Present Value of the Accumulated Benefit” under the General Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

Excess Pension Benefit Portion of the Excess Benefit Plan

The Excess Pension Plan is established under the terms of the Excess Benefit Plan to provide a benefit relating to the General Pension Plan. The Excess Savings Plan is also established under the Excess Benefit Plan to provide a benefit relating to the S&I Plan and ESOP. Mr. Gemunder, Mr. Keefe, Ms. Hodges and Mr. Bien are eligible for benefits under the Excess Pension Plan. The purpose of the Excess Pension Plan is generally to compensate individuals for the freeze of benefits under the General Pension Plan and the loss of benefits that occurs due to certain limits that are required by the Internal Revenue Code.

General Description of the Excess Pension Plan. The amount payable under the Excess Pension Plan is equal to the difference between the benefit the executive actually receives under the General Pension Plan (including the portion of the benefit accrued for service under the prior pension plan that terminated in 1985) and the benefit that the executive would have received under the General Pension Plan had the General Pension Plan not been discontinued at the end of 1993. Such amount is calculated without (i) a limitation on service in calculating benefits, (ii) regard to the 50% of average compensation limit on benefits under the General Pension Plan or (iii) application of Internal Revenue Code limitations. The Compensation Committee may provide on a case-by-case basis that the lump-sum present value of benefits payable to any participant holding a position of senior vice president or higher who is covered by the plan shall increase by an amount that is not less than an amount specified by the Compensation Committee for each year of service that the participant renders after attaining age 65. The Compensation Committee has determined that Mr. Gemunder’s lump sum amount be increased in an amount not less than $500,000 for each year of service after age 65. In addition, the Board has the discretion in determining the benefits under the Excess Pension Plan to grant additional years of service for services performed for related entities.

Form of Payment Under the Excess Pension Plan. Benefits under the Excess Pension Plan are paid in the form of an actuarially determined lump sum distribution as soon as administratively feasible after the executive’s termination of employment. Benefits under the Excess Pension Plan are at all times 100% vested.

Assumptions Used to Calculate Lump Sum Value of Benefits Under the Excess Pension Plan. Actuarial assumptions used to calculate the present value of an executive’s benefit under the Excess Pension Plan are set forth in the General Pension Plan for determining actuarial equivalence under the General Pension Plan. The “Present Value of the Accumulated Benefit” under the Excess Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

2002 Supplemental Pension Plan

Mr Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Bien participate in the 2002 Supplemental Pension Plan, or SERP II. The SERP II is a nonqualified, defined-benefit-type plan. The normal form of benefit is a life annuity with 120 months guaranteed commencing on the normal retirement date. The annual benefit for participants is as follows: Mr. Gemunder $287,298; Mr. Keefe $91,415; Mr. Froesel $160,113; Ms. Hodges $100,940; and Mr. Bien $28,072. Alternative forms of benefit are an actuarially equivalent lump sum or guaranteed installment payments of five or 10 years. The normal retirement date is the first day of the first month coincident with or next following the later of the participant’s 65th birthday or completion of seven years of service. The early retirement date is any date after the completion of seven years of service after January 1, 2001. An actuarially equivalent early retirement benefit is available, which is payable as a lump sum or periodic payments. A participant who terminates without seven years of service after January 1, 2001 will be paid the lump-sum value of his/her vested accrued benefit. If a participant dies prior to retirement, 100% of the benefit due to the participant will be paid to the participant’s beneficiary. If a participant dies after retirement, the lump sum value of any remaining payments due to the participant will be paid to the participant’s beneficiary. Participants are vested at a rate of 14.29% per year for each year of service after January 1, 2001. Participants are 100% vested in the event of death, disability, change in control or termination without cause.

The “Present Value of the Accumulated Benefit” under the SERP II for each executive is reflected in the table located under the Pension Benefits Table above.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains the S&I Plan, a tax-qualified, defined contribution plan in which all the executives participate. In addition, since the Internal Revenue Code limits the amount of benefits that are permitted to be paid from a federal income tax-qualified plan such as the S&I Plan, in order to provide competitive overall retirement benefits and retention incentives to its executive officers, the Company offers the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan to certain of its executives. These are nonqualified deferred compensation arrangements. The plans are described below.

Each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober and Mr. Bien participates or participated in the Excess Savings Plan, which is described in more detail below.

Messrs. Froesel and Laschober participate or participated in the Rabbi Trust Deferred Compensation Plan, which is described below.

The following table shows benefits that executives are entitled to under the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Joel F. Gemunder	$0	$118,983	–	$3,827,756	$0	$8,062,583
Patrick E. Keefe	$0	$12,175	–	$ 648,022	$0	$1,362,905
David W. Froesel, Jr.	$0	$123,751	–	$ 213,415	$0	$1,154,659
Cheryl D. Hodges	$0	$12,755	–	$ 371,939	$0	$785,502
Glen C. Laschober	$0	$16,264	–	$ 577	$0	$15,687
Timothy E. Bien	$0	$7,923	–	$ 228,876	$0	$482,682

(1)	Contributions with respect to Mr. Gemunder, Mr. Keefe, Ms. Hodges and Mr. Bien relate to the Excess Savings Plan. Contributions with respect to Messrs. Froesel and Laschober relate to contributions under the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan. With respect to the Rabbi Trust Deferred Compensation Plan, Company contributions are credited to the Rabbi Trust Deferred Compensation Plan on January 1 of each year, based upon the compensation paid to each such executive for the previous year. The table above provides for the Company contribution credited to the applicable executive on January 1, 2006 based upon such executives’ compensation for 2005. On January 1, 2007, Messrs. Froesel and Laschober had $206,066 and $51,831, respectively, in Company contributions credited to their accounts under the Rabbi Trust Deferred Compensation Plan based upon each such executive’s compensation for 2006.

(2)	Earnings under the Excess Benefit Plan are based solely upon the return of the Company’s Common Stock. Return on the Company’s Common Stock was determined by the unrealized rate of return on all stock held in the plan, adding in the dollar value of any dividend reinvestment. Earnings under the Rabbi Trust Deferred Compensation Plan are based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the Rabbi Trust Deferred Compensation Plan. With respect to the Rabbi Trust Deferred Compensation Plan, earnings are credited to the Rabbi Trust Deferred Compensation Plan on January 1 of each year, based upon the investment earnings or losses of the funds invested in the rabbi trust during the previous year. The table above provides for investment earnings or losses credited to the applicable executive on January 1, 2006 based upon investment earnings or losses for 2005. On January 1, 2007, Messrs. Froesel and Laschober had $25,167 and $309, respectively, in investment earnings or losses credited to their accounts under the Rabbi Trust Deferred Compensation Plan based upon investment earnings or losses for 2006.

(3)	Aggregate Balance at Last FYE is the aggregate balance for each such executive under the plans, whether or not such amount is vested under the terms of the applicable plan.

The Excess Savings Benefit Portion of the Excess Benefit Plan

Each of the executives participates in the Excess Savings Plan. The purpose of the Excess Savings Plan is to compensate for the loss of contributions under the S&I Plan and, prior to 1999, the Employee Stock Ownership Plan (the “ESOP”) that occurs due to such limits imposed by the Internal Revenue Code. Vested benefits under the Excess Savings Plan are paid in a lump sum upon the executive’s termination of employment. Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years. Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution. In addition, all benefits shall become fully vested and non-forfeitable upon the occurrence of one of the following events: (i) the date the participant attains age 65; (ii) the participant’s death; (iii) the participant’s permanent disability; (iv) a change in control; (v) involuntary termination of the participant’s employment with the Company without cause; or (vi) approval within the sole discretion of the Company’s Compensation Committee. Except in the event of a change in control, an executive does not have the authority to direct investment of his or her separate account. The amount credited each year to an executive’s account under the Excess Savings Plan is equal to the difference between the aggregate employer contribution the executive actually receives for the year under the S&I Plan and, prior to 1999, the ESOP and the aggregate employer contribution that the executive would have received under these plans except for the limitations imposed by the Internal Revenue Code.

The “Aggregate Balance at Last FYE” under the Excess Savings Plan for each executive is reflected in the Non-Qualified Deferred Compensation Table above.

Omnicare, Inc. Rabbi Trust Deferred Compensation Plan

This plan benefits Messrs. Froesel and Laschober. As of January 1, 2001 and each succeeding January 1st, there is added to the account of each participant, as applicable, the following: 1) an amount of earnings based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the plan plus 2) 6% of the participant’s total cash compensation received from the Company in the preceding calendar year (with such amount increased to 8% after January 1, 2007 with respect to Mr. Froesel). Compensation for Mr. Froesel is defined as total cash compensation, including cash bonuses and including vested Company restricted stock award income received by that participant, plus payments received by him as, or in lieu of, dividends on Company restricted stock, plus or minus the adjustments for certain supplementary retirement benefits. Compensation for Mr. Laschober is defined the same as for Mr. Froesel except there is no provision regarding adjustments for certain supplementary retirement benefits. Within four months following termination of employment, (or such later date as required by Section 409A of the Internal Revenue Code), the participants (or if deceased, their designated beneficiaries) shall be paid their vested account balances under the plan. All non-vested amounts at that time shall be forfeited and cancelled. Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years. Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution. At age 65 (or age 55 with five or more years of service with the Company), participants become 100% vested in all amounts credited to such participant’s accounts.

“Aggregate Balance at Last FYE” under the Rabbi Trust Deferred Compensation Plan for Messrs. Froesel and Laschober is reflected in the Non-Qualified Deferred Compensation Table above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company’s executives are due certain potential payments and benefits upon termination of employment or a change in control. These benefits are summarized below as of December 31, 2006, assuming December 31, 2006 as the date of termination of employment and/or the date of a change in control. This summary includes information regarding Mr. Laschober’s severance arrangements with the Company as of December 31, 2006 at which time he was employed with the Company. The Company and Mr. Laschober mutually agreed to terminate Mr. Laschober’s employment with the Company effective January 12, 2007 in accordance with the terms of his employment agreement. In connection therewith, on March 5, 2007, the Company entered into a separation agreement with Mr. Laschober, the terms of which are described below under “Separation Agreement of Mr. Laschober.”

The intrinsic value of acceleration of stock options is based upon the difference between $38.63 per share with respect to each share underlying such option, the fair market value of the Company’s Common Stock on December 29, 2006, and the exercise price of each such option. The intrinsic value of acceleration of restricted stock is based upon $38.63 per share with respect to each share underlying such award, the fair market value of the Company’s Common Stock on December 29, 2006. The discussion below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. Lump sum amounts for the Excess Pension Plan and the SERP II are based upon plan assumptions used for determining lump sum amounts upon a termination of employment and not the assumptions included in footnote 10 of the Company’s audited financial statement for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

Termination for any Reason

In the event of a termination of employment for any reason, Mr. Gemunder, Mr. Keefe, Ms. Hodges or Mr. Bien would be eligible for a monthly annuity under the General Pension Plan. The present value of the benefits for each such individual under the General Pension Plan as of December 31, 2006 is shown in the Pension Benefits Table.

In the event of a termination of employment for any reason, the executives would receive lump sum payments under the Excess Pension Plan as follows: Mr. Gemunder $69,943,041; Mr. Keefe $9,237,033; Ms. Hodges $5,301,506; and Mr. Bien $2,970,102.

Mr. Gemunder is fully vested in the Excess Savings Plan. Accordingly, in the event of a termination for any reason, Mr. Gemunder would be entitled to a lump sum payment under the Excess Savings Plan equal to the Aggregate Balance at Last FYE in the Non-qualified Deferred Compensation Table. The other executives are not fully vested in the Excess Savings Plan. In the event of a termination for any reason, the executives would be entitled to a minimum lump sum payment under the Excess Savings Plan as follows: Mr. Keefe $1,318,233; Mr. Froesel $443,611; Ms. Hodges $752,149, Mr. Laschober $0; and Mr. Bien $457,572. Each such executive will be entitled to additional sums upon certain terminations of employment or upon a change in control, as discussed below.

In the event of a termination for any reason, the executives would be due minimum lump sum payments under the SERP II as follows: Mr. Gemunder $2,565,000; Mr. Keefe $768,000; Mr. Froesel $893,000; Ms. Hodges $563,000; and Mr. Bien $166,000. Each such executive will be entitled to additional sums upon certain termination of employment or termination following a change in control, as discussed below.

In the event of a termination for any reason, Mr. Froesel would receive a minimum lump sum payment equal to $360,792 under the Rabbi Trust Deferred Compensation Plan, provided that Mr. Froesel would receive an accelerated benefit upon a termination that would constitute a termination without cause as described below.

Under their split-dollar life insurance arrangements, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Bien would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the later of age 65 or his or her termination of employment (or, in the case of Mr. Gemunder, the later of his reaching age 69 or his termination of employment). The estimated value of such entitlement to continued bonus and gross-up payments under split-dollar life insurance arrangements (assuming premium payments stay the same and assuming the executive terminates employment at age 65, or in the case of Mr. Gemunder, age 69) would be as follows: Mr. Gemunder $298,656; Mr. Keefe $61,308; Mr. Froesel $126,230; Ms. Hodges $79,810; and Mr. Bien $130,923. These executives may be due additional benefits upon a change in control, as discussed below.

Except with respect to specific plans addressed both in this section and again below, the amounts described in this section, “Termination for any Reason,” are in addition to any amounts payable in the event of death or disability, retirement, termination without cause or change of control as described below. In addition, any payments or benefits that are set forth below in the same amount under more than one of the headings “Death/Disability,” “Retirement,” “Termination Without Cause” and “Change of Control” would be paid to an executive only once in connection with any termination of employment or change of control event.

Death/Disability

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober or Mr. Bien has a termination of employment due to his or her death or disability, such individual would be entitled to full vesting of such individual’s outstanding unvested restricted stock and stock options and such individual (or their beneficiaries) would have 15 months after his or her death or disability to exercise all outstanding options (or until the end of the original terms of the option, if earlier). The intrinsic value of accelerating of vesting of restricted stock would be as follows: Mr. Gemunder $40,778,601; Mr. Keefe $7,877,352; Mr. Froesel $8,208,875; Ms. Hodges $6,943,665; Mr. Laschober $519,998; and Mr. Bien $5,526,268. The intrinsic value of accelerating of vesting of stock options would be as follows: Mr. Gemunder $92,090; Mr. Keefe $0; Mr. Froesel $0; Ms. Hodges $18,488; Mr. Laschober $0; and Mr. Bien $13,339.

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges or Mr. Bien has a termination of employment due to his or her death or disability, such individual would become fully vested in the full accrual of the normal retirement benefit under the SERP II and would be due a lump sum payment as follows: Mr. Gemunder $2,993,000; Mr. Keefe $896,000; Mr. Froesel $1,041,000; Ms. Hodges $656,000; and Mr. Bien $193,000.

In the event that any of Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober or Mr. Bien has a termination of employment due to his or her death or disability, such individual would become fully vested in his or her benefit under the Excess Savings Plan and would be entitled to receive a lump sum benefit as follows: Mr. Keefe $1,362,905; Mr. Froesel $488,051; Ms. Hodges $785,502; Mr. Laschober $7,494; and Mr. Bien $482,682. As noted earlier, Mr. Gemunder is fully vested in the Excess Savings Plan.

Under each such executive’s split-dollar life insurance arrangement, the beneficiaries of each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Bien would be entitled to a net death benefit upon such executive’s death as follows: Mr. Gemunder $8,141,005; Mr. Keefe $1,726,456; Mr. Froesel $1,462,781; Ms. Hodges $1,182,127; and Mr. Bien $1,361,285.

Retirement

Mr. Gemunder is the only executive eligible for retirement under the Company’s equity compensation plans. Accordingly, in the event that Mr. Gemunder retires with the consent of the Compensation Committee, he would be entitled to full vesting of outstanding unvested restricted stock. In addition, if Mr. Gemunder retires with or without the consent of the Compensation Committee, all of his outstanding unvested stock options would receive an additional three months of vesting. The intrinsic value of accelerating of vesting of awards for Mr. Gemunder would be equal to $40,778,601 with respect to restricted stock and $92,090 with respect to stock options.

Mr. Gemunder is the only executive eligible for normal retirement under the Company’s retirement plans.

Termination Without Cause

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober or Mr. Bien has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to full vesting of outstanding stock options and each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Bien would be entitled in such event to full vesting of his or her outstanding restricted stock. Pursuant to their employment agreements, each of Mr. Gemunder, Mr. Keefe and Ms. Hodges would have a period of either 15 months or three years (for options granted in 2004 or thereafter) to exercise stock options while the other executives would have 90 days following termination of employment (or, in any case, the end of the original term of the option, if earlier). The intrinsic value of accelerating of vesting of restricted stock would be as follows: Mr. Gemunder $40,778,601; Mr. Keefe $7,877,352; Mr. Froesel $8,208,875; Ms. Hodges $6,943,665; and Mr. Bien $5,256,268. The intrinsic value of accelerating of vesting of stock options would be as follows: Mr. Gemunder $92,090; Mr. Keefe $0; Mr. Froesel $0; Ms. Hodges $18,488; Mr. Laschober $0; Mr. Bien $13,339.

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober or Mr. Bien has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to cash severance with a value as follows: Mr. Gemunder $111,890,734; Mr. Keefe $16,023,425; Mr. Froesel $944,000; Ms. Hodges $20,555,915; Mr. Laschober $1,280,000; Mr. Bien $250,000.

In the event that any of the executives has a termination of employment that would constitute a termination without cause under the SERP II, such individual would become fully vested in his or her accrued annual benefit under the SERP II and would be due a lump sum payment as follows: Mr. Gemunder $2,993,000; Mr. Keefe $896,000; Mr. Froesel $1,041,000; Ms. Hodges $656,000; and Mr. Bien $193,000.

In the event that any of Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober or Mr. Bien has a termination of employment that would constitute a termination without cause under the Excess Savings Plan, such individual would become fully vested in his or her benefit under the Excess Savings Plan and would be entitled to receive a lump sum benefit as follows: Mr. Keefe $1,362,905; Mr. Froesel $488,051; Ms. Hodges $785,502; Mr. Laschober $7,494; and Mr. Bien $482,682. As noted earlier herein, Mr. Gemunder is fully vested in the Excess Savings Plan.

In the event that Mr. Froesel has a termination of employment that would constitute a termination without cause under his employment agreement, he would become fully vested under the Rabbi Trust Deferred Compensation Plan and he would be entitled to a lump-sum payment equal to $666,608.

Change in Control

Upon a change in control for purposes of the Company’s 2004 Stock and Incentive Plan, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober and Mr. Bien would be entitled to full vesting of outstanding unvested restricted stock and stock options. All stock options held by each such individual would remain exercisable for their full term (or until the end of the original term of the option, if earlier). The intrinsic value of accelerating of vesting of restricted stock would be as follows: Mr. Gemunder $40,778,601; Mr. Keefe $7,877,352; Mr. Froesel $8,208,875; Ms. Hodges $6,943,665; Mr. Laschober $519,998; and Mr. Bien $5,256,268. The intrinsic value of accelerating of vesting of stock options would be as follows: Mr. Gemunder $92,090; Mr. Keefe $0; Mr. Froesel $0; Ms. Hodges $18,488; Mr. Laschober $0; and Mr. Bien $13,339.

In the event of a change in control or similar transaction, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Laschober would be made whole for any excise taxes under Section 4999 of the Internal Revenue Code that may be triggered with respect to parachute payments contingent upon a change in control or similar transaction. If such transaction had occurred on December 31, 2006, the value of such gross-up payment would have been as follows: Mr. Gemunder $62,018,028; Mr. Keefe $8,409,092; Mr. Froesel $0, Ms. Hodges $11,000,576; Mr. Laschober $675,363.

Upon a change in control for purposes of the SERP II, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Bien, would become fully vested in his or her accrued annual benefit under the SERP II. The present value of such acceleration is as follows: Mr. Gemunder $428,000; Mr. Keefe $128,000; Mr. Froesel $148,000; Ms. Hodges $93,000; and Mr. Bien $27,000. If any of these executives were to terminate employment on the date of a change in control for any reason, he or she would be due a lump sum payment as follows: Mr. Gemunder $2,993,000; Mr. Keefe $896,000; Mr. Froesel $1,041,000; Ms. Hodges $656,000; and Mr. Bien $193,000.

Upon a change in control for purposes of the Excess Savings Plan, each of Mr. Keefe, Mr. Froesel, Ms. Hodges, Mr. Laschober and Mr. Bien would become fully vested in his or her benefit under the Excess Savings Benefit of the Excess Benefit Plan. The present value of such acceleration is as follows: Mr. Keefe $44,672; Mr. Froesel $44,440; Ms. Hodges $33,353; Mr. Laschober $7,494; and Mr. Bien $25,110. If any of these executives were to terminate employment on the date of a change in control for any reason, he or she would be due a lump sum payment as follows: Mr. Keefe $1,362,905; Mr. Froesel $488,051; Ms. Hodges $785,502; Mr. Laschober $7,494; and Mr. Bien $482,682. As noted earlier herein, Mr. Gemunder is fully vested in the Excess Savings Plan.

Upon a change in control, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Bien would be entitled to continued bonus and tax-gross up payments under split-dollar life insurance arrangements until the latest of (i) the executive reaching age 65 (or, in the case of Mr. Gemunder, reaching age 69), (ii) his or her termination of employment or (iii) the end of the term of his or her employment agreement. The estimated value of benefits under this arrangement (assuming premium payments stay the same) would be as follows: Mr. Gemunder $684,420; Mr. Keefe $67,693; Mr. Froesel $14,726; Ms. Hodges $36,581; and Mr. Bien $49,703.

If any of Mr. Gemunder, Mr. Keefe, Ms. Hodges, Mr. Laschober or Mr. Bien is terminated following a change in control in a termination that constitutes a termination without cause under his or her employment agreement, he or she would be entitled to the severance listed in “Termination without Cause” above, provided that the cash severance benefit due to Mr. Froesel would be $2,444,667 rather than the amount set forth under “Termination without Cause” above.

Separation Agreement of Mr. Laschober

In connection with Mr. Laschober’s termination of employment with the Company, on March 5, 2007, the Company entered into a separation agreement with Mr. Laschober that provided for cash payments to him equal to $1,417,809. The separation agreement provides that Mr. Laschober’s termination would be treated as a “termination without cause” for purposes of his employment agreement.

EMPLOYMENT AGREEMENTS

Mr. Gemunder, Mr. Keefe and Ms. Hodges

The Company entered into employment agreements with Mr. Gemunder on August 4, 1988, Ms. Hodges on August 4, 1988 and Mr. Keefe on March 4, 1993. Historically, these agreements have been extended for an additional year in each year since their adoption and are currently set to expire on August 4, 2011 for Mr. Gemunder and Ms. Hodges and May 31, 2011 for Mr. Keefe. These agreements generally provide that the executives’ compensation may be increased annually by the Company and that such executives are entitled to receive annual incentive compensation and bonuses as determined by the Board, as well as participate in benefit programs and receive certain fringe benefits. With respect to Mr. Gemunder, his continued nomination to the Board during his employment is provided for in the agreement. These agreements provide that if the applicable executive is terminated without cause (as defined below), the Company will pay the executive monthly severance payments at an annual rate equal to 150% (100% in the case of Mr. Keefe) of the sum of (i) his or her then-current base salary, (ii) his or her annual incentive bonus most recently paid or approved to be paid in respect of the previous year and (iii) the fair market value of all of his or her stock awards that have vested during the 12 months prior to the termination. Such payments will be made for the remaining term of the agreement. “Cause” under these agreements is generally defined as: (i) conviction of a felony, (ii) commission of an act of fraud upon the Company, or (iii) willful failure to adhere to the employment agreement. Prior to any change in control, a termination without cause shall include, among other things, a material reduction in the executive’s title, authority or responsibilities. Following a change of control, a termination without cause shall include a) the assignment of any duties inconsistent with the executive’s position, title, authority or responsibilities, or any action by the Company that results in a diminution in such position, title, authority or responsibilities; b) any requirement that the executive report to any person or entity other than the president or the Board (or, in the case of Mr. Gemunder, any requirement that he report to any person or entity other than the Chairman of the Board or the Board); c) with respect to Mr. Gemunder, any failure to nominate Mr. Gemunder for election as director of the Company; d) any failure by the Company to comply with the compensation and benefits provisions of these agreements; and e) the relocation of the Company’s principal executive offices to a location more than 30 miles from its current location. The agreement does not allow the Company to terminate the employment of an executive on account of disability. Under these agreements, an executive may voluntarily terminate his or her employment within 120 days after a change of control for any reason and such termination will be treated as a termination without cause. A “change of control” is defined generally as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new directors was approved by at least 50% of the directors at the beginning of such period. These agreements also provide that termination without cause will be treated as retirement for purposes of stock-based compensation awards. To the extent that any payment to an executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive “gross-up” payments to make him or her whole with respect to such taxes.

Mr. Gemunder may, during his employment or following any termination due to disability or without cause, elect to (i) convert an existing key-man life insurance policy covering him into an insurance arrangement substantially equivalent to a split-dollar life insurance arrangement for his benefit and (ii) purchase from the Company certain other existing key-man life insurance policies covering him at a purchase price equal to the then-current cash value of such policies. These rights are conditioned upon the Compensation Committee’s prior approval.

Mr. Froesel

The Company entered into an employment agreement with Mr. Froesel on February 17, 1996. Mr. Froesel’s employment agreement is currently effective through March 3, 2008 and the agreement provides that it will be automatically extended for successive three-year terms unless either party provides prior written notice of non-renewal. Mr. Froesel’s agreement provides that his base salary may be adjusted at the Company’s discretion and may be reviewed every 14-15 months. Mr. Froesel is entitled to participate in incentive compensation and bonus programs generally available to executives of the Company. He is entitled to participate in benefit programs and receive fringe benefits generally available to executives of the Company. Mr. Froesel’s agreement provides that if he is terminated without cause (as defined below), then the Company will pay Mr. Froesel his then-current base salary for two years and any restricted stock, stock options, and rabbi trust contributions will immediately vest. “Cause” is defined generally as: (i) intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations, (ii) gross or habitual neglect or misconduct of the employee’s duties, (iii) repeated failure or absence from duties without the consent, or (iv) failure or refusal to comply with the policies, standards and regulations of the Company. Prior to any change in control, a termination without cause shall include, among other things, a material reduction in Mr. Froesel’s title, authority or responsibilities. Following a change of control, a termination without cause shall include a material reduction in responsibilities and assignment to the executive of duties inconsistent with his position, a relocation of the Company’s offices, and any failure by the Company to comply with the compensation and benefits provision of the agreement. If the Company terminates Mr. Froesel upon a change of control (as defined below), Mr. Froesel will be entitled to receive his base salary and cash bonus for the remaining term of the agreement plus two years, and any restricted stock, stock options, and rabbi trust contributions will immediately vest. The employment agreement of Mr. Froesel provides that he may voluntarily terminate employment within 120 days after a change of control for any reason and that such termination will be treated as without cause, resulting in the payments described above. A “change of control” is defined as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new directors was approved by at least 50% of the directors at the beginning of such period. The employment agreement also provides that to the extent any payment to the executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive “gross-up” payments to make him whole with respect to such taxes.

Mr. Bien

On January 4, 1994, the Company entered into an employment agreement with Mr. Bien. On February 17, 2006, the Company entered into an amended and restated employment agreement with Mr. Bien providing that, among other things, Mr. Bien will assume the title of Special Advisor to the Chief Executive Officer, effective June 1, 2006. The initial term of Mr. Bien’s revised employment agreement expires May 31, 2010 and extends for an additional two-year period unless either party provides notice of non-extension. Mr. Bien will receive a base salary and benefit programs generally available to executives of the Company. Mr. Bien’s revised employment agreement provides that during the first two years of the agreement, Mr. Bien’s duties and responsibilities require a time commitment of approximately 600 to 650 hours annually and during years three and four, approximately 400 hours annually. In the event of a termination of Mr. Bien’s employment other than for “cause” (as defined below), Mr. Bien will be entitled to continued payment of his base salary for the remainder of the term of the agreement (but in no event more than 24 months) and accelerated vesting of all outstanding stock options and restricted stock awards. “Cause” is defined as: (i) intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations, (ii) gross or habitual neglect or misconduct of the employee’s duties, (iii) repeated failure or absence from duties without consent, (iv) failure or refusal to comply with the policies, standards and regulations of the Company, or (v) material breach by Mr. Bien of the restrictive covenants in the agreement.

Mr. Laschober

Mr. Laschober and the Company mutually agreed to terminate Mr. Laschober’s employment with the Company, effective January 12, 2007, in accordance with the terms of Mr. Laschober’s employment agreement. Prior to his termination, the Company had entered into an employment agreement with Mr. Laschober on August 5, 2005. As of the termination of the employment agreement, the current term of the employment agreement expired August 14, 2008. The employment agreement provides that his current base compensation could be increased by the Company for merit increases. Mr. Laschober was entitled to participate in incentive compensation and annual incentive bonus programs generally available to executives of the Company. He was entitled to participate in benefit programs and receive fringe benefits generally available to executives of the Company. Mr. Laschober’s agreement provided that if he were terminated without cause or resigned for good reason (as defined in the agreement), the Company would pay him monthly severance payments for a two-year period at an annual rate equal to the sum of his then-current base salary and his annual incentive bonus most recently paid or approved to be paid in respect of the previous year. “Cause” was defined in the agreement as: (i) fraudulent/willful/intentional misrepresentation in connection with the Mr. Laschober’s performance of his duties; (ii) failure by Mr. Laschober to substantially perform his duties; (iii) willful or intentional conduct by Mr. Laschober that is detrimental to the Company’s reputation, goodwill or business operations in any material respect; (iv) breach or threatened breach by Mr. Laschober of certain restrictive covenants in the agreement; or (v) commission of a felony or a violation of federal or state securities laws. “Good Reason” was defined in the agreement as (i) the assignment to Mr. Laschober of any duties materially inconsistent with his position, title, authority or responsibilities, or any action by the Company that results in a material diminution in such position, title, authority or responsibilities, (ii) any requirement that Mr. Laschober report to any person or entity other than the President or Chief Executive Officer of the Company; (iii) any failure by the Company to comply with the compensation and benefit provisions of the agreement; (iv) the relocation of the Company’s principal executive offices to a location more than 50 miles from its current location in Covington, Kentucky or (v) if Mr. Gemunder ceases to be the Chief Executive Officer of the Company. The employment agreement also provided that to the extent any payment to Mr. Laschober would be subject to excise taxes under Section 4999 of the Internal Revenue Code, Mr. Laschober would receive “gross-up” payments to make him whole with respect to such taxes.

EQUITY AWARDS

The terms of outstanding stock options and restricted stock upon a termination of employment or a change in control are discussed in more detail in the notes to the 2006 Grants of Plan-Based Awards table on pages 23 to 24.

RETIREMENT PLANS

The Excess Pension Plan and the SERP II are discussed in more detail in the narrative under the Pension Benefits Table on pages 30 to 31. The Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan are discussed in more detail in the narrative to the Non-Qualified Deferred Compensation Table on page 33.

SPLIT-DOLLAR INSURANCE AGREEMENTS

Mr. Gemunder, Mr. Keefe, Mr. Froesel and Ms. Hodges are parties to split-dollar life insurance agreements with the Company. These executives receive an annual bonus each year with respect to payment of 20% of their premiums for their split-dollar life insurance policies under these arrangements. In addition, the executives receive a tax gross-up sufficient to pay all federal, state and local income and employment taxes incurred by the executives as a result of the foregoing bonus payment. The Company does not pay any premiums for these executives’ split-dollar life insurance policies. The Company is obligated to make the bonus and tax gross-up payments described above until the later of the executive reaching age 65 or his or her termination of employment (or, in the case of Mr. Gemunder, the later of his reaching age 69 or his termination of employment). In the event of a change of control (as defined under the arrangements), the Company must continue making all such payments until the later of (i) the executive reaching age 65 (or, in the case of Mr. Gemunder, reaching age 69), (ii) his or her termination of employment or (iii) the termination date of the executive’s employment agreement. Upon a change in control, the Company shall cause a lump-sum payment to be made to a rabbi trust that represents the present value of all bonus and tax gross-up payments that would be required to be made by the Company until the date the executive reaches age 65 (or, in the case of Mr. Gemunder, age 69).

Mr. Bien is a party to split-dollar life insurance agreements with the Company. The Company pays 80% of the annual premium for Mr. Bien’s split-dollar life insurance policies. In addition, Mr. Bien receives a bonus each year with respect to payment of 20% of the premiums for his split-dollar life insurance policies under these arrangements. In addition, Mr. Bien receives a tax gross-up sufficient to pay all federal, state and local income and employment taxes incurred by the executive as a result of the foregoing bonus payment. The Company is obligated to make these payments described above until the later of the executive reaching age 65 or his or her termination of employment. In the event of a change of control (as defined under the agreements), the Company must continue making all such payments until the later of (i) the executive reaching age 65, (ii) his or her termination of employment or (iii) the termination date of the executive’s employment agreement. Upon a change in control, the Company shall cause a lump-sum payment to be made to a rabbi trust that represents the present value of all bonus and tax gross-up payments that would be required to be made by the Company until the date Mr. Bien reaches age 65.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Transactions

Edward L. Hutton has been Chairman of the Board of the Company since May 2003. In May 2003, the Company amended its By-Laws to create the non-executive position of Chairman of the Board. Prior to May 2003, Mr. Hutton served in an executive position, as Chairman of the Company, from 1981. For services rendered in 2006, the Company paid Mr. Hutton $250,000 as salary in addition to amounts paid to Mr. Hutton in his capacity as a Director of the Company described at “Director Compensation.” Mr. Hutton does not participate in the Company’s pension plans; however, Mr. Hutton participates in a deferred compensation arrangement which had been designed to provide him retirement benefits comparable to Company executives. For 2006, Mr. Hutton was credited with a Company contribution of $500,000 under this arrangement. Such deferred amounts accrue interest at market rates and are paid in future years. Mr. Hutton was also paid $496,414, which payment reflects the economic value of the benefit that would have vested in 2006 for his account had he been eligible to participate in the SERP II described at “Executive Compensation—Supplemental Benefit Plan.”

Joel F. Gemunder is the President, Chief Executive Officer and a Director of the Company. Mr. Gemunder’s son, David A. Gemunder, was a shareholder in the law firm of Fowler White Boggs Banker during a portion of 2006. In 2006, the Company paid $3,561,816 to Fowler White Boggs Banker for legal services the firm performed for the Company. David A. Gemunder is now, and was during a portion of 2006, a partner in the law firm of Shutts & Bowen LLP. In 2006, the Company paid $566,316 to Shutts & Bowen LLP for legal services the firm performed for the Company.

Sandra E. Laney is a Director of the Company. Ms. Laney’s spouse, D. Michael Laney, is Vice President—Management Information Systems of the Company. For services rendered in 2006 and pursuant to his employment agreement with the Company, the Company paid Mr. Laney $225,000 as salary and $8,267 in bonus and, under the Company’s stock award program, awarded him 993 shares of restricted Common Stock with a dollar value of $40,107. These shares vest ratably over 10 years. Mr. Laney receives dividends on the awarded restricted shares. In addition, in 2006, the Company granted Mr. Laney options to purchase 3,270 shares of Common Stock of the Company at an average exercise price of $41.35 per share. These options were granted under the 2004 Stock and Incentive Plan, have a term of 10 years and became exercisable ratably over four years on the anniversary of the grant date, in the case of 2,700 of such options, and become exercisable in full after four years, in the case of 570 of such options. Mr. Laney is also a participant in the Company’s S&I Plan and, as such, was credited with a Company contribution of 106 shares of the Company’s Common Stock with a dollar value of $4,465 for 2006. Mr. Laney participates in the Company’s split-dollar insurance program. For 2006, the present value of future benefits derived from premium payments made by the Company for the benefit of Mr. Laney under the split-dollar program, which provides for refund of premiums to the Company upon termination of the policy, was $640. The Company paid life insurance premiums of $675 for Mr. Laney and a long-term care insurance premium (as spouse of Mr. Laney) of $3,245 for Ms. Laney in 2006. Mr. Laney also participates in the SERP II described at “Executive Compensation—Supplemental Benefit Plan.” His annual benefit under the plan, assuming seven years of credited service, is $12,545.

Procedures for Approval of Related Party Transactions

The Board has adopted the Related Party Transactions Policy of Omnicare, Inc. Pursuant to the Company’s Related Party Transactions Policy and the Audit Committee Charter, the Company’s executive officers, directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of the Audit Committee. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration and approval. In determining whether to approve a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total return for the last five years on a $100 investment (assuming dividend reinvestment) on December 31, 2001 in each of the Common Stock of the Company, the Standard & Poor’s 500 Stock Index and the OCR Peer Group Index.

Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100

on the Last Business Day of 2001

	December 31,
	2001	2002	2003	2004	2005	2006
Omnicare, Inc.	$100	$96.16	$163.46	$140.46	$232.58	$157.35
S&P 500	100	77.94	100.29	111.21	116.64	135.07
OCR Peer Group	100	81.38	103.58	115.34	154.34	170.30

The OCR Peer Group Index includes the following companies: AmerisourceBergen Corporation, Beverly Enterprises Inc. (through its acquisition date), Manor Care, Inc., Parexel International Corp., Pharmaceutical Product Development, Inc., PSS World Medical Inc., and Sunrise Senior Living Inc. The total return calculations reflected in the foregoing graph were performed by Zacks Investment Research, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons Beneficially Owning More than Five Percent of Outstanding Common Stock of the Company

Set forth below is the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and is based on information provided by the beneficial owner in public filings made with the SEC:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership (a)		Percent of Class (a)
FMR Corp. 82 Devonshire Street Boston, MA 02109	14,429,186	(b)	11.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	7,861,165	(c)	6.4%

(a)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of April 3, 2006. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating “Percent of Class” for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.
(b)	Based on a report on Schedule 13G filed on February 14, 2007, FMR Corp. (“FMR”) is an investment advisor that has sole voting power with respect to 559,695 shares and sole dispositive power with respect to 14,429,186 shares, and neither shared voting nor shared dispositive power with respect to any of the shares. These securities are owned by investment advisory clients of FMR.
(c)	Based on a report on Schedule 13G filed on February 14, 2007, T. Rowe Price Associates, Inc. (“T. Rowe Price”) is an investment advisor that has sole voting power with respect to 1,841,498 shares and sole dispositive power with respect to 7,861,165 shares, and neither shared voting nor shared dispositive power with respect to any of the shares. These securities are owned by investment advisory clients of T. Rowe Price.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth information as of April 3, 2007, with respect to the shares of Common Stock beneficially owned by each of the nominees and Directors, each executive officer named in the Summary Compensation Table, and all Directors and executive officers of the Company as a group:

Individual or Group	Number of Shares and Nature of Beneficial Ownership(a)		Percent of Class(b)
E.L. Hutton	147,433	(c)
	15,580	(e)
J.F. Gemunder	1,952,091	(c)	4.5%
	3,728,414	(d)
	8,480	(f)
T.E. Bien	162,505	(c)
	74,168	(d)
J.T. Crotty	16,920	(c)
C.H. Erhart, Jr.	41,376	(c)
	5,740	(d)
D.W. Froesel, Jr.	339,516	(c)
	428,250	(d)
C.D. Hodges	394,664	(c)
	406,904	(d)
P.E. Keefe	371,228	(c)
	390,250	(d)
S.E. Laney	72,562	(c)
	76,396	(d)
G.C. Laschober	5,574	(c)
	89,600	(d)
A.R. Lindell, Ph.D., RN	16,008	(c)
J.H. Timoney	19,349	(c)
	4,882	(d)
A. Wallman	8,630	(c)
All Directors, nominees, and executive officers as a group (15 persons)	3,679,213	(c)	7.2%
	5,464,138	(d)
	15,580	(e)
	8,480	(f)

(a)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of April 3, 2007. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating “Percent of Class” for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.
(b)	Percent of Class is not shown if less than 1%.
(c)	Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated to the account of each named person or member of the group under the Company’s Employees’ Saving and Investment Plan as of December 31, 2006, and under its Employee Stock Ownership Plan as of March 31, 2007).
(d)	Shares subject to outstanding options exercisable within 60 days from April 3, 2007.
(e)	Mr. E.L. Hutton is a trustee of the E.L. Hutton Foundation, which holds 15,580 shares of Common Stock over which he holds both voting and dispositive powers.
(f)	Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 8,480 shares of Common Stock over which he holds both voting and dispositive powers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is comprised of four members of the Company’s Board of Directors. The Board has affirmatively determined that each member of the Audit Committee is an independent Director and qualified to serve as a member of the Audit Committee under the Guidelines, including the applicable NYSE and SEC standards. The Audit Committee operates under a written Charter adopted by the Board.

The Audit Committee assists the Board in monitoring: (i) the integrity of the Company’s financial statements; (ii) the independent auditors’ qualifications, independence and performance; (iii) the performance of the Company’s internal audit function; and (iv) the Company’s compliance with legal and regulatory requirements.

The Audit Committee has met and held discussions with management and the Company’s internal auditors and independent auditors, each of whom has unrestricted access to the Audit Committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has met and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee also has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee:

John H. Timoney, Chairman

Charles H. Erhart, Jr.

Andrea R. Lindell, Ph.D., RN

Amy Wallman

LEGAL MATTERS

On February 13, 2006, two substantially similar shareholder derivative actions, entitled Isak v. Gemunder, et al., Case No. 06-CI-390, and Fragnoli v. Hutton, et al., Case No. 06-CI-389, were filed in Kentucky State Circuit Court, Kenton Circuit, against the members of the Board, individually, purporting to assert claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment arising out of the Company’s alleged violations of federal and state health care laws based upon the purported improper substitution of generic drugs. The complaints sought, among other things, damages, restitution and injunctive relief. The Isak and Fragnoli actions were later consolidated by agreement of the parties. On January 12, 2007, the defendants filed a motion to dismiss the consolidated action on the grounds that the dismissal of a previously filed and substantially identical shareholder derivative suit should be given preclusive effect and thus bars re-litigation of the issues already decided in that previous action. Rather than respond to that motion, on March 16, 2007 plaintiffs exercised their right to file an amended complaint. The amended complaint continues to name all of the directors as defendants and asserts the same claims that were previously asserted in the complaint in the previously dismissed shareholder derivative action, but also adds nearly all of the substantive allegations asserted in a putative federal securities class action, which was brought against the Company and certain of its officers and directors in the United States District Court for the Eastern District of Kentucky, including allegations that (i) the Company artificially inflated its earnings by engaging in improper generic drug substitution; (ii) defendants made false and misleading statements regarding the Company’s business and prospects; (iii) the Company engaged in various accounting improprieties, including improper revenue recognition, improper valuation of receivables and improper valuation of inventory; (iv) the defendants made false and misleading statements in the registration statement filed in connection with the Company’s December 2005 public offering; (v) the Company failed to timely disclose its contractual dispute with UnitedHealth Group; and (vi) the Company failed to timely record certain special litigation reserves. (See discussion of Indiana State Dist. Council of Laborers & HOD Carriers Pension & Welfare Fund v. Omnicare, Inc., et al. included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007). On April 16, the defendants filed a supplemental brief in further support of their previously filed motion to dismiss, asserting that the amended complaint should be dismissed for the reasons previously stated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, Directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 2006 all such persons complied with these filing requirements, except that one report relating to one transaction by Mr. Hutton involving a sale of shares was inadvertently filed late.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for 2007, subject to stockholders ratifying the appointment at the Annual Meeting. PricewaterhouseCoopers (and its predecessor) has acted as independent auditors for the Company and its consolidated subsidiaries since 1981.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures that require the pre-approval of all audit, audit-related, tax and other services rendered by the Company’s independent auditors. Under the policy, an auditor services schedule is prepared at the beginning of each year that describes each type of service to be provided by the independent auditors and the projected fees for each such service. The Audit Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for specified services compared with the approved amounts. Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit Committee’s discretion, at each regularly scheduled meeting of the Audit Committee. The Audit Committee may also pre-approve particular services on a case-by-case basis. The policy allows the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee. Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit Committee at its next meeting.

Fees and Services of Independent Registered Public Accounting Firm

The following table summarizes fees for professional services provided to the Company by PricewaterhouseCoopers for the years ended December 31, 2006 and 2005 (in thousands):

Fees	2006	2005
Audit	$5,853	$3,865
Audit-Related	4,601	3,929
Tax	—	—
All Other	45	28

Total	$10,499	$7,822

Audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the integrated audit of the consolidated financial statements and controls over financial reporting of the Company, as well as statutory audits, issuance of consents, income tax provision procedures and assistance with review of documents and financial statements filed with the SEC.

Audit-related fees for the years ended December 31, 2006 and 2005, respectively, were for assurance and related services primarily attributable to acquisition-related financial due diligence and agreed-upon procedures (including those for deferred payments and the Company’s restructuring programs), as well as employee benefit plan audits and consultations concerning financial accounting and reporting standards.

All other fees for the year ended December 31, 2006 and 2005, respectively, were permissible services performed by PricewaterhouseCoopers that do not meet the above category descriptions, including preparation of excess benefit statements, software licenses and other miscellaneous services.

Vote on Ratification of Appointment

Although ratification of the appointment of PricewaterhouseCoopers as independent registered public accounting firm for 2007 by stockholders is not required by law or the By-Laws of the Company, the appointment of PricewaterhouseCoopers will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the appointment of PricewaterhouseCoopers. If the appointment is not ratified at the meeting, the Audit Committee will reconsider its appointment of independent auditors. In connection with its appointment of PricewaterhouseCoopers as independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2007.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder Proposal Intended for Inclusion in the 2008 Proxy Statement

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2008 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than December 21, 2007. If any stockholder who intends to propose any other matter to be acted on at the 2008 Annual Meeting of Stockholders does not inform the Company of such matter by February 25, 2008, the persons named as proxies for the 2008 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

Stockholder Nomination of a Candidate for Election as a Director

The Company’s By-Laws, a copy of which is available upon request to the Corporate Secretary of the Company, provide that nominations for Director may only be made by the Board or a stockholder entitled to vote who sends a stockholder notice of the nomination to the Corporate Secretary that is received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. For a nominee of a stockholder to be eligible for election at the 2008 Annual Meeting, the stockholder’s notice of nomination must be received by the Corporate Secretary between January 26, 2008 and February 25, 2008. This advance notice period is intended to allow the Board to have an opportunity to consider persons expected to be nominated at the 2008 Annual Meeting.

A stockholder’s notice of nomination is required to set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of capital stock of the Company that are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.02(e) of the Company’s By-Laws.

Advance Notice of Business for 2008 Annual Meeting

The Company’s By-Laws provide that no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the By-Laws about the stockholder and the proposed business) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. For business proposed by a stockholder to be eligible to be brought before the 2008 Annual Meeting, the stockholder’s notice of proposed business must be received by the Corporate Secretary between January 26, 2008 and February 25, 2008.

CORPORATE SECRETARY ADDRESS FOR NOTICES AND REQUESTS

All notices to, or requests from, the Corporate Secretary should be sent to Omnicare, Inc., 1600 RiverCenter II, 100 E. RiverCenter Boulevard, Covington, Kentucky, 41011.

OTHER MATTERS

As of the date of this Proxy Statement, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

EXPENSES OF SOLICITATION

The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from some stockholders, if such proxies are not promptly received. The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $10,500 plus reasonable expenses.

By Order of the Board of Directors

    CHERYL D. HODGES

    Secretary

April 27, 2007

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors (Please see reverse)

The Board of Directors recommends a vote FOR the Election of Directors.

1.

☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees

☐	For All Except –	To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box from the list on the reverse side.

01 – ☐ 02 – ☐ 03 – ☐ 04 – ☐ 05 – ☐ 06 – ☐ 07 – ☐ 08 – ☐

B	Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	To ratify the selection of independent registered public accounting firm.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2). When signed on behalf of a corporation, partnership, estate trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.

(Please sign exactly as name(s) appears above.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign the proxy exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full titles as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0 0 9 0 1 3	1 U P X	C O Y

Proxy

Omnicare, Inc.

100 E. RiverCenter Boulevard

Covington, Kentucky 41011

This Proxy is Solicited by the Board of Directors for

the Annual Meeting of Stockholders, May 25, 2007

The undersigned hereby appoints J.F. Gemunder, D.W. Froesel, Jr. and C.D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of April 3, 2007 at the Annual Meeting of Stockholders to be held on May 25, 2007, or at any postponement or adjournment thereof.

Election of Directors, Nominees:

01. Edward L. Hutton

02. Joel F. Gemunder

03. John T. Crotty

04. Charles H. Erhart, Jr.

05. Sandra E. Laney

06. Andrea R. Lindell, Ph.D., RN

07. John H. Timoney

08. Amy Wallman

(Continued and to be signed on other side)